UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(AMENDMENT NO.     )

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MB Financial, Inc.

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800 West Madison Street
Chicago, Illinois  60607
(888) 422-6562

March 19, 2008

Dear Fellow Stockholder:

On behalf of the Board of Directors and management of MB Financial, Inc. (the “Company”), I cordially invite you to attend the Company’s Annual Meeting of Stockholders.  The meeting will be held at 8:30 a.m., local time, on Wednesday, April 23, 2008 at MB Financial Center, located at 6111 North River Road, Rosemont, Illinois.

At the meeting, stockholders will vote on (i) the election of three directors of the Company, (ii) the approval of a proposed amendment of the Company’s charter to lower certain supermajority vote requirements, and (iii) the ratification of the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008.  The Board of Directors recommends that you vote FOR the election of each of the director nominees named in the accompanying proxy statement and FOR the approval of each of the other proposals.

I encourage you to attend the meeting in person. Whether or not you plan to attend, however, please read the enclosed proxy statement and then vote by submitting your proxy as promptly as possible.    Voting as early as possible will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

Thank you for your attention to this important matter.

Very truly yours,

Mitchell Feiger
President and Chief Executive Officer

800 West Madison Street
Chicago, Illinois  60607
(888) 422-6562
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on April 23, 2008

Notice is hereby given that the Annual Meeting of Stockholders (the “Meeting”) of MB Financial, Inc. (the “Company”) will be held at MB Financial Center, located at 6111 North River Road, Rosemont, Illinois at 8:30 a.m., local time, on Wednesday, April 23, 2008.

The Meeting is for the purpose of considering and acting upon:

1.      the election of three directors of the Company;

2.	the approval of a proposed amendment of the Company’s charter to lower certain supermajority vote requirements;

3.	the ratification of the appointment of McGladrey & Pullen, LLP, as the Company’s independent registered public accounting firm for the year ending December 31, 2008; and

4. such other matters as may properly come before the Meeting, or any adjournments or postponements of the Meeting.

The Board of Directors is not aware of any other business to come before the Meeting.  The Board of Directors recommends a vote FOR the election of each of the director nominees named in the accompanying proxy statement, FOR the approval of the proposed amendment of the Company’s charter and FOR the ratification of the appointment of McGladrey & Pullen, LLP.

Stockholders of record at the close of business on February 22, 2008 are the stockholders entitled to vote at the Meeting and any adjournments or postponements of the Meeting.  Stockholders may vote in person at the Meeting or by proxy.  Note, however, that if you hold your shares in street name through a bank, broker or other nominee and wish to vote your shares in person at the Meeting, then you must obtain a legal proxy from the holder of record authorizing you to do so by contacting your bank, broker or other nominee.  The Company reserves the right to limit admission to the Meeting to stockholders of record and persons holding shares in street name who provide appropriate documentation of beneficial ownership, such as a recent brokerage account statement.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on April 23, 2008.

The Proxy Statement and the annual report on Form 10-K are available at www.mbfinancial.com.

By Order of the Board of Directors

Mitchell Feiger
President and Chief Executive Officer

Chicago, Illinois
March 19, 2008

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A PRE-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

PROXY STATEMENT

MB Financial, Inc.
800 West Madison Street
Chicago, Illinois  60607
(888) 422-6562
___________________

ANNUAL MEETING OF STOCKHOLDERS
April 23, 2008

This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of MB Financial, Inc., a Maryland corporation (the “Company,” “we,” “us,” “our”), of proxies to be used at our Annual Meeting of Stockholders (the “Meeting”) to be held at MB Financial Center, located at 6111 North River Road, Rosemont, Illinois at 8:30 a.m., local time, on Wednesday, April 23, 2008, and all adjournments and postponements of the Meeting.

The accompanying Notice of Annual Meeting and proxy and this Proxy Statement are first being provided to stockholders on or about March 19, 2008.

At the Meeting, our stockholders will be asked to consider and vote upon (i) the election of three directors of the Company, each for a three-year term, (ii) the approval of a proposed amendment of the Company’s charter to lower certain supermajority vote requirements and (iii) the ratification of the appointment of McGladrey & Pullen LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008.

Certain information in this Proxy Statement relates to our bank subsidiary, MB Financial Bank, National Association (the “Bank”).

Vote Required and Proxy Information

All shares of the common stock, par value $.01 per share (“Common Stock”) represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions on such proxies. If no instructions are indicated, properly executed proxies will be voted for the election of the nominees named in this Proxy Statement, for the approval of the proposed amendment of the Company’s charter and for the ratification of the appointment of McGladrey & Pullen LLP.  We do not know of any matters, other than as described in the Notice of Annual Meeting, that are to be presented at the Meeting.  If any other matters are properly presented at the Meeting for action, the persons named in the enclosed proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

Directors will be elected by a plurality of the votes cast.  Approval of the proposed amendment of the Company’s charter requires the affirmative vote of the holders of at least 80% of the shares of Common Stock outstanding as of the voting record date.  Ratification of the appointment of McGladrey & Pullen LLP, requires the affirmative vote of a majority of the votes cast on the matter.  In the election of directors, stockholders may vote “FOR” all nominees for election or withhold their votes from any one or more nominees for election.  Votes that are withheld and shares held by a broker, as nominee, that are not voted (so-called “broker non-votes”) in the election of directors will not be included in determining the number of votes cast.  For the approval of the proposed amendment of the Company’s charter and the ratification of the appointment of McGladrey & Pullen LLP, stockholders may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to these matters.  Proxies marked to abstain and broker non-votes will not be counted as votes cast on these matters and will have the effect of votes against the proposed amendment of the Company’s charter and no effect on the ratification of the appointment of McGladrey & Pullen LLP.  The holders of a majority of the outstanding shares of the Common Stock, present in person or represented by proxy, will constitute a quorum for purposes of the Meeting.

A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Doria Koros, Secretary, MB Financial, Inc., 6111 North River Road, Rosemont, Illinois  60018.  If your shares are held in “street name” through a bank, broker or other nominee, you must follow the instructions on the form you receive from your bank, broker or other nominee with respect to revoking your proxy.

Voting Securities and Certain Holders Thereof

Only stockholders of record as of the close of business on February 22, 2008 will be entitled to notice of and to vote at the Meeting.  Each stockholder is entitled to one vote for each share of Common Stock held as of the record date, provided, however, that pursuant to Section F of Article 5 of the Company’s charter, no stockholder who beneficially owns more than 14.9% of the shares of Common Stock outstanding as of that date may vote shares in excess of this limit.  As of that date, 34,662,180 shares of Common Stock were issued and outstanding.  We have no other voting securities outstanding.

The following table sets forth, as of February 22, 2008, certain information as to the beneficial ownership of Common Stock by:  (i) those persons or entities known by us to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) each director and nominee for election as director; (iii) each named executive officer, as defined below under “Executive Compensation – Compensation Discussion and Analysis”; and (iv) all directors and executive officers as a group.  Except as indicated otherwise, the address for each person listed below is: c/o MB Financial, Inc., 6111 North River Road, Rosemont, Illinois  60018.  An asterisk denotes beneficial ownership of less than one percent.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class

Dimensional Fund Advisors LP 1299 Ocean Avenue Santa Monica, California 90401	2,388,422(2)	6.89
David P. Bolger Director	14,264	*
Robert S. Engelman, Jr. Director	153,795	*
Mitchell Feiger Director and President and Chief Executive Officer of the Company	634,215(3)	1.82
Charles J. Gries Director	17,331	*
James N. Hallene Vice Chairman	36,462	*

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class

Thomas H. Harvey Chairman of the Board	579,317	1.67
Patrick Henry Director	962,204	2.77
Richard J. Holmstrom Director	83,856	*
Karen J. May Director	9,488	*
Ronald D. Santo Director and Vice President of the Company; Chairman and Group President of the Bank	130,545	*
Thomas D. Panos President and Chief Commercial Banking Officer of the Bank	119,304	*
Jill E. York Vice President and Chief Financial Officer of the Company; Executive Vice President and Chief Financial Officer of the Bank	79,610	*
Rosemarie Bouman Executive Vice President, Administration of the Bank	90,176(4)	*
Richard M. Rieser, Jr., Former Director and Executive Vice President and Chief Marketing and Legal Strategist of the Company(3)	508,794	1.47

Directors and executive officers as a group (19 persons)	3,711,548	10.53

________

(1)
With respect to the directors and executive officers, includes shares held directly, in retirement accounts, in a fiduciary capacity or by certain affiliated entities or members of the named individuals’ families, with respect to which shares the named individuals and group may be deemed to have sole or shared voting and/or dispositive powers.  Also reflects the holdings of shares of certain of the executive officers through their accounts under our 401(k) profit sharing plan and the holdings of directors and executive officers of units of the Company Common Stock fund pursuant to our stock deferred compensation plan; the number of shares deemed beneficially owned under the stock deferred compensation plan reflects the approximate equivalent number of shares of Company Common Stock.  In addition, includes shares subject to options which are currently exercisable or which will become exercisable within 60 days of February 22, 2008, as follows:  Mr. Bolger – 8,936 shares; Mr. Feiger – 253,800 shares; Mr. Gries – 2,550 shares; Mr. Hallene – 25,661 shares; Mr. Henry – 13,142 shares; Mr. Holmstrom – 21,966 shares; Ms. May – 6,221 shares; Mr. Santo – 12,600 shares; Mr. Panos – 37,650 shares; Ms. York – 58,575 shares; Ms. Bouman – 15,504; Mr. Rieser – 37,726; and all directors and executive officers as a group – 576,040 shares.  Also includes 6,413 shares underlying director stock units held by Mr. Gries.

(2)
As reported by Dimensional Fund Advisors LP (“Dimensional”) in a Schedule 13G filed with the SEC on February 6, 2008.  Dimensional reported having sole voting and dispositive powers over all 2,388,422 shares.

(3)	Mr. Feiger has pledged 93,130 of his shares as collateral under a line of credit with a third party financial institution unaffiliated with the Company.
(4)	Ms. Bouman has pledged 50,000 of her shares as collateral under a line of credit with a third party financial institution unaffiliated with the Company.
(5)	Mr. Rieser’s service as a director and executive officer of the Company terminated effective October 23, 2007.

PROPOSAL I.  ELECTION OF DIRECTORS

       The Company’s Board of Directors currently consists of ten members.  The Board is divided into three classes, with approximately one-third of the directors serving in each class.  Directors are generally elected to serve for a three-year term or until their respective successors are elected and qualified.

The following table sets forth certain information regarding our Board of Directors, including each director’s term of office. The Board of Directors, acting on the recommendation of the Nominating and Corporate Governance Committee, has approved the nominees identified in the following table.  If a nominee is unable to serve, the shares represented by all properly executed proxies will be voted for the election of such substitute nominee as the Board of Directors, acting on the recommendation of the Nominating and Corporate Governance Committee, may approve.  At this time, the Board of Directors knows of no reason why any nominee named in this Proxy Statement may be unable to serve, if elected.

Name	Age	Position(s) Held in the Company	Director Since (1)	Term of Class to Expire

NOMINEES

Patrick Henry	68	Director	1981	2011
Richard J. Holmstrom	50	Director	1998	2011
Karen J. May	50	Director	2004	2011

DIRECTORS WHOSE TERMS EXPIRE IN 2009 AND 2010

David P. Bolger	51	Director	2004	2009
Robert S. Engelman, Jr.	66	Director	1993	2009
Thomas H. Harvey	47	Chairman of the Board	1995	2009
Ronald D. Santo	65	Director and Vice President of the Company; Chairman and Group President of the Bank	1990	2009

Mitchell Feiger	49	Director and President and Chief Executive Officer of the Company	1992	2010
James N. Hallene	47	Vice Chairman	2000	2010
Charles J. Gries	62	Director	2006	2010
__________

(1)
Includes service with the Company’s predecessors prior to the November 6, 2001 merger of equals (the “MB-MidCity Merger”) between MB Financial, Inc., a Delaware corporation (“Old MB Financial”), and MidCity Financial Corporation, a Delaware corporation (“MidCity Financial”), which resulted in the Company in its present legal form.

The business experience for at least the past five years of each nominee and standing member of the Board of Directors is set forth below.

Nominees

Patrick Henry.  Mr. Henry has served as Chairman of the Board of Verado Energy, Inc., an independent oil and gas company, since 1987.  In addition to serving as a director of MidCity Financial from 1981 until completion of the MB-MidCity Merger, Mr. Henry served as a director of The Mid-City National Bank of Chicago from 1976 until the MB-MidCity Merger.

Richard J. Holmstrom.  Mr. Holmstrom has since 1994 been a partner in and is a co-founder of Menlo Equities LLC, a real estate investment and development company headquartered in Palo Alto, California.  Prior to co-founding Menlo Equities, Mr. Holmstrom was a partner at The Shidler Group, a private real estate investment company with offices across the United States.  Prior to The Shidler Group, Mr. Holmstrom began his real estate career at Lowe Enterprises of Los Angeles, California.  Mr. Holmstrom is a member and past president of the Silicon Valley Chapter of the National Association of Industrial and Office Properties.  He is a co-founder and director of New Resource Bank based in San Francisco, California.  Mr. Holmstrom is a Trustee and member of the Executive Committee of the UC Berkeley Foundation, and a member of the Advisory Board of the UC Berkeley Haas School of Business.  Other outside board experience includes serving as a director of the Stanford Alumni Association, director of the Consortium for International Development, and director of the International Development Exchange.

Karen J. May.  Ms. May is Executive Vice President, Global Human Resources of Kraft Foods, Inc.  She joined Kraft Foods in October 2005.  Prior to that, Ms. May was Corporate Vice President, Human Resources, of Baxter International, Inc. and served in that capacity beginning in February 2001.  Ms. May joined Baxter in 1990 as Director, Corporate Audit.  Ms. May held various positions including Vice President/Controller of the U.S. Distribution Business and Vice President of International Finance.  In 1998, Ms. May was named Vice President of Global Planning and Staffing.  In 2000, Ms. May’s responsibilities expanded to include all global human resource functions including compensation, benefits, employee relations, development and employee services.  Prior to joining Baxter, Ms. May worked at PriceWaterhouseCoopers in the Atlanta, Chicago and New York offices.

Standing Board Members

David P. Bolger.  Mr. Bolger is Chief Operating Officer of Chicago 2016, the effort to bring the 2016 Olympic and Paralympic Games to Chicago.  Prior to assuming that role, he was Executive Vice President and Chief Financial Officer of Aon Corporation, a position he held since early 2003.  Prior to joining Aon, Mr. Bolger worked for 21 years at Bank One Corporation and its predecessor companies, serving in various roles including President of American National Bank & Trust Company of Chicago.  Mr. Bolger serves as Chairman of the Board of Lincoln Park Zoo, and as a director of The Chicago History Museum and Merit School of Music, all of Chicago.  Mr. Bolger also serves on the Alumni Advisory Board of Northwestern University’s J. L. Kellogg School of Management and on the Dean’s Advisory Council of Marquette University’s College of Business Administration

Robert S. Engelman, Jr.  Mr. Engelman served as Chairman of the Board of Old MB Financial prior to the MB-MidCity Merger. He joined Old MB Financial (then known as Avondale Financial Corp.) in January 1993 as President, Chief Executive Officer and a director and served as President and Chief Executive Officer until the completion of the merger of Coal City Corporation into Old MB Financial in February 1999.  Prior to joining Old MB Financial, Mr. Engelman was the Chairman of the Board and Chief Executive Officer of University Financial Corporation and its wholly-owned subsidiary, First Federal of Elgin, FSA, Elgin, Illinois.  Mr. Engelman is a board member of Golub & Company, an international real estate development and investment company.

Thomas H. Harvey.  Mr. Harvey was appointed Chairman of the Board of Directors of the Company effective December 31, 2006. Since January 2002, Mr. Harvey has served as the Environment Program Director of the William and Flora Hewlett Foundation.  From January 1991 to January 2002, Mr. Harvey served as President of Energy Foundation.

Ronald D. Santo.  Mr. Santo is Chairman and Group President of the Bank and Vice President of the Company.  Prior to the MB-MidCity Merger, Mr. Santo served as Executive Vice President and Secretary of MidCity Financial since 1998 and 1981, respectively, and as President and a director of The Mid-City National Bank of Chicago, a subsidiary of MidCity Financial, since 1998 and 1988, respectively.  In addition, prior to the MB-MidCity Merger, Mr. Santo served as Chief Executive Officer and a director of First National Bank of Elmhurst, a subsidiary of MidCity Financial, since 1986, and Vice Chairman of the Board of First National Bank of Elmhurst since 1993.

Mitchell Feiger.  Mr. Feiger is President and Chief Executive Officer of the Company, positions he held with Old MB Financial from February 1999 until completion of the MB-MidCity Merger.  Mr. Feiger also serves as a director of the Bank.  Mr. Feiger began his career with Touche Ross & Company in 1982, and then in 1984 joined Affiliated Banc Group, a bank holding company which was sold in 1987, where he worked in various capacities until eventually becoming Executive Vice President of Affiliated Banc Group.  Mr. Feiger served as President and a director of Coal City Corporation, which was merged into Old MB Financial (known prior to that merger as Avondale Financial Corp.) in February 1999, from 1992 until the completion of that merger.  He also served as Chief Executive Officer of Coal City Corporation from October 1998 until completion of its merger into Old MB Financial.  Mr. Feiger currently serves as a director of Calamos Asset Management, Inc.

James N. Hallene.  Mr. Hallene founded Capital Concepts, LLC, a Chicago-based private equity investment firm, in 1998 and currently serves as its principal.  He is also a partner with CapX Partners, an equipment leasing fund and a licensee of the Small Business Administration’s Small Business Investment Company Program.  Before Capital Concepts, he co-founded and later sold the data consolidation company, MaxMiles.  For 15 years he was employed at American National Bank, a subsidiary of Bank One Corporation, where he oversaw credit, cash management and technology-business units during his tenure.  Mr. Hallene sits on the boards of Olsen Unilink Engineering Pvt. Ltd., Resource Land Holdings, and VSA Partners.

Charles J. Gries.  Mr. Gries founded Charles J. Gries & Company, LLP, a public accounting firm, in 1983 and currently serves as the managing partner.  From 1968 to 1983, Mr. Gries has served in various capacities in a regional and national CPA firm through the partner level.  Prior to its acquisition by the Company on August 25, 2006, Mr. Gries served as a director of Oak Brook Bank since 1981, and as a director of First Oak Brook Bancshares, Inc. (“First Oak Brook”) since 2002.

 Executive Officers Who Are Not Also Directors

Set forth below is a description of the business experience for at least the past five years of each executive officer who is not also a director of the Company.

Burton J. Field.  Mr. Field, age 72, is President, Lease Banking of the Bank and Vice President of the Company.  Mr. Field also is a director of the Bank.  Prior to becoming President, Lease Banking in December 2005, Mr. Field was President of the Bank.  Mr. Field retired as a director of the Company effective December 31, 2005 pursuant to the Company’s mandatory director retirement policy.  Prior to the MB-MidCity Merger, Mr. Field served as President and Chief Executive Officer of Manufacturers Bank since 1983 and as a director of Manufacturers Bank since 1977.  Mr. Field has over 40 years of banking and finance experience, mainly in the areas of commercial lending and leasing.  Mr. Field joined Manufacturers Bank in 1970.

Thomas D. Panos.  Mr. Panos, age 52, is President and Chief Commercial Banking Officer and a director of the Bank.  Mr. Panos became President of the Bank in December 2005.  Prior to the MB-MidCity Merger, Mr. Panos served as Executive Vice President and Chief Commercial Banking Officer and a director of Manufacturers Bank since March 1996.  Mr. Panos served as Senior Vice President and Manager of Corporate Banking (in Illinois) for First Bank Systems from 1994 to 1996, and he served Boulevard Bank in various lending and management capacities since 1982.  Mr. Panos has over 30 years of banking experience.

Jill E. York.  Ms. York, age 44, is Vice President and Chief Financial Officer of the Company and Executive Vice President, Chief Financial Officer and a director of the Bank.  Prior to the MB-MidCity Merger, she served as Vice President and Chief Financial Officer of Old MB Financial since joining Old MB Financial in August 2000, and also served as Senior Vice President, Chief Financial Officer and a director of Manufacturers Bank.  Ms. York previously served as a partner with the public accounting firm of McGladrey & Pullen, LLP.  She was in public accounting for 15 years and is a member of the Illinois CPA Society.

Thomas P. FitzGibbon, Jr.  Mr. FitzGibbon, age 63, is Executive Vice President, a director of the Bank and President of MB Financial Community Development Corporation, a subsidiary of the Bank.  Prior to the MB-MidCity Merger, he served as Senior Vice President and Chief Retail Banking Officer of Manufacturers Bank, holding the position of Chief Retail Banking Officer since May 2000 and the title of Senior Vice President since the merger of Manufacturers Bank with Avondale Federal Savings Bank in February 1999 in connection with the Coal City Merger.  He also serves as President of MB Financial Community Development Corporation, a subsidiary of the Bank.  Prior to the merger of Manufacturers Bank with Avondale Federal Savings Bank, Mr. FitzGibbon served as Vice President of Avondale Federal Savings Bank from the time of joining Avondale in 1995.  Mr. FitzGibbon served as Vice President of Comerica Bank-Illinois from 1990 to 1995 and Executive Vice President and Chief Lending Officer of Columbia First Bank, FSB, Arlington, Virginia, from 1985 to 1990.  Mr. FitzGibbon has been a principal officer in the banking industry since 1970.

Larry J. Kallembach.  Mr. Kallembach, age 51, is Senior Vice President and Chief Information Officer and a director of the Bank.  Prior to the MB-Mid City merger, Mr. Kallembach served as Senior Vice President of MidCity Financial and Chief Executive Officer of MidCity Information Services since 1998.  Prior to coming to MidCity Financial, he was Executive Vice President of Bank Illinois and served in various management positions with its predecessor organization, Champaign National Bank, since 1978.

Rosemarie Bouman.   Ms. Bouman, age 50, is Executive Vice President, Administration and a director of the Bank.  Ms. Bouman served in a variety of capacities for First Oak Brook and its subsidiary bank, Oak Brook Bank, from 1983 until our acquisition of First Oak Brook and Oak Brook Bank on August 25, 2006.  Her most recent positions were as Executive Vice President, Chief Operating Officer and Chief Financial Officer of First Oak Brook and as Senior Executive Vice President of Oak Brook Bank. Ms. Bouman previously served as an auditor with Arthur Andersen & Co. from 1979 to 1983.

Susan Peterson.  Ms. Peterson, age 58, is Chief Retail Banking Officer and a director of the Bank.  Prior to our acquisition of First Oak Brook and Oak Brook Bank, Ms. Peterson served as Executive Vice President and Chief Retail Banking Officer of Oak Brook Bank since 2001, and prior to that served as Vice President and Head of Retail Banking of Oak Brook Bank since joining Oak Brook Bank in 1999.  Ms. Peterson previously served as Senior Vice President for First Midwest in 1998 to 1999 and Executive Vice President and Head of Retail Banking for Heritage Financial Services from 1987 to 1998.  She started her banking career with Oak Brook Bank in 1984.

Brian Wildman.  Mr. Wildman, age 45, is Senior Vice President, Head of Wealth Management and a director of the Bank.  Prior to joining the Company in 2003, he was First Vice President of Bank One and served in various management positions with its predecessor organization, American National Bank and Trust Company of Chicago, since 1988.

Director Independence

Our Board of Directors has determined that Directors Bolger, Engelman, Gries, Hallene, Harvey, Henry, Holmstrom and May are “independent directors,” as that term is defined in Rule 4200 of the Marketplace Rules of the NASDAQ Stock Market.

In making its determination that Directors Bolger, Engelman, Henry and May are independent, the Board considered the transactions disclosed under “Certain Transactions” with respect to these directors or their family members or affiliated companies.

Meetings and Committees of the Board of Directors

The Company’s Board of Directors has standing Executive, Compliance and Audit, Organization and Compensation, and Nominating and Corporate Governance Committees.  During the year ended December 31, 2007, the Company’s Board of Directors met eleven times.  During 2007, no nominee or standing director of the Company attended fewer than 75% of the total number of meetings of the Board of Directors and committees of which he or she was a member held during the period in which he or she served.

The table below shows current membership for each of the standing Board committees:

Executive Committee	Compliance and Audit Committee	Organization and Compensation Committee	Nominating and Corporate Governance Committee

Thomas H. Harvey *	Patrick Henry *	Karen J. May *	James N. Hallene *
Robert S. Engelman, Jr.	David P. Bolger	James N. Hallene	Thomas H. Harvey
Mitchell Feiger	Richard J. Holmstrom	Richard J. Holmstrom	David P. Bolger
James N. Hallene	Charles J. Gries		Robert S. Engelman, Jr.
Patrick Henry
Richard J. Holmstrom

* Committee Chair

Executive Committee

The Company’s Executive Committee generally exercises the powers of the full Board of Directors between Board meetings.   During 2007, the Executive Committee did not meet.

Compliance and Audit Committee

        The Compliance and Audit Committee is appointed by the Company’s Board of Directors to provide assistance to the Board in fulfilling its oversight responsibility relating to:

•	the integrity of our consolidated financial statements and the financial reporting processes,
•	the systems of internal accounting and financial controls,
•	compliance with legal and regulatory requirements and our policies,
•	the independent auditor’s qualifications and independence,
•	the performance of our internal audit function and independent auditors, and
•	any other areas of potential financial and compliance risks to us as may be specified by the Board.

        The Compliance and Audit Committee also is responsible for:

•	hiring, retaining and terminating our independent auditors and
•	monitoring our compliance program, loan review process, senior officer expense reimbursement policies

The Compliance and Audit Committee operates under a formal written charter, a copy of which may be viewed on our website, www.mbfinancial.com, by clicking “Investor Relations” and then clicking “Corporate Governance.” The current members of the Compliance and Audit Committee are “independent” as independence for audit committee members is defined in the NASDAQ Marketplace Rules.  Our Board of Directors has determined that Director Bolger is an “audit committee financial expert,” as defined in the rules of the Securities and Exchange Commission.  The Audit Committee held ten meetings during fiscal 2007.

Organization and Compensation Committee

The Organization and Compensation Committee is responsible for the design and administration of our overall compensation program.  The Organization and Compensation Committee also is responsible for:

•	reviewing from time to time our compensation plans and, if the Committee believes it to be appropriate, recommending that the Board amend these plans or adopt new plans;

•
overseeing the evaluation of our senior management, and recommending to the Board the compensation for our executive officers.  This includes evaluating performance following the end of incentive periods and recommending to the Board specific awards for executive officers;

•	recommending to the Board the appropriate level of compensation and the appropriate mix of cash and equity compensation for directors;

•	administering our Omnibus Incentive Plan and any other plans which the Board has determined should be administered by the Committee;

•	recommending to the Board the amount in total, as well as the terms, of all stock options and other awards under our Omnibus Incentive Plan to all employees and specific grants to executive officers;

•	recommending to the Board the aggregate amount of the our annual employer contributions under the 401(k) profit sharing plan; and

•	developing and periodically reviewing a succession plan for our senior executive officers.

The Organization and Compensation Committee operates under a formal written charter, a copy of which is available on our website, at www.mbfinancial.com, by clicking “Investor Relations” and then clicking “Corporate Governance.”  The members of the Organization and Compensation Committee are “independent directors,” as that term is defined in the NASDAQ Marketplace Rules.  During 2007, the Organization and Compensation Committee met five times.

The charter of the Organization and Compensation Committee does not specifically provide for delegation of any of the authorities or responsibilities of the committee.  The charter does authorize the Organization and Compensation Committee to retain or terminate a compensation consultant to assist the committee in carrying out its responsibilities.  Pursuant to this authority, the Organization and Compensation Committee has, on a biannual basis, retained Mercer Human Resource Consulting to conduct a review of compensation paid to our executive officers.   The mandate of the consultant was to work for the Organization and Compensation Committee in its review of executive compensation practices, including competitiveness of pay levels, design issues, market trends and technical considerations.  In its most recent review, conducted in the first quarter of 2007, Mercer developed a peer group, accepted by the Organization and Compensation Committee, for the purpose of executive pay and performance benchmarking; reviewed our historical pay-for-performance relationship; benchmarked our target and actual compensation levels relative to competitive market data; reviewed executive perquisites and benefits relative to competitive market data; reviewed existing employment and change in control severance agreements relative to market; and compiled trends focusing primarily on long-term incentive design at peer companies.  Additional information regarding Mercer’s review, including the companies comprising the most recently compiled peer group, is provided under “Executive Compensation—Compensation Discussion and Analysis.”  Pursuant to our Omnibus Incentive Plan, the Organization and Compensation Committee has delegated authority to designated members of our senior management group to grant equity awards to individuals below the executive officer level who are being recruited from other employers or who are existing employees as a means of encouraging them to remain with the Company and/or rewarding them for exceptional performance.  See “Executive Compensation - Compensation Discussion and Analysis – Long-Term Incentive.”

The Organization and Compensation Committee meets at least two times per year, and more often as needed.  A meeting is held in the first quarter to determine the extent to which annual incentive bonuses have been earned for the prior year, to review executive base salaries and short-term variable incentive award targets, to consider the amount of the annual 401(k) employer match, the amount of the annual profit sharing contribution and the amount of Company contributions to the non-qualified deferred compensation plan.  A meeting is also held in the third quarter to consider the appropriate amount of annual long-term equity incentive grants for recommendation to the Board of Directors for its approval.  At least once per year, the Organization and Compensation Committee reviews a tally sheet for each member of our senior management team, which provide a breakdown of each component of compensation being paid to the executive (i.e., base salary, annual bonus incentive, long-term equity incentives, retirement benefits, perquisites, etc.). In setting the compensation of executive officers other than the Chief Executive Officer, the Organization and Compensation Committee considers the recommendations of the Chief Executive Officer.  For additional information, see “Executive Compensation—Compensation Discussion and Analysis.”

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for identifying and recommending to the Company’s Board of Directors nominees for election to the Board.  The Nominating and Corporate Governance Committee is also responsible for:

•	recommending to the Board the appropriate size of the Board and assist in identifying, interviewing and recruiting candidates for the Board;

•
recommending candidates (including incumbents) for election and appointment to the Board of Directors, subject to the provisions set forth in our charter and bylaws relating to the nomination or appointment of directors, based on the following criteria: business experience, education, integrity and reputation, independence, conflicts of interest, diversity, age, number of other directorships and commitments (including charitable obligations), tenure on the Board, attendance at Board and committee meetings, stock ownership, specialized knowledge (such as an understanding of banking, accounting, marketing, finance, regulation and public policy) and a commitment to our communities and shared values, as well as overall experience in the context of the needs of the Board as a whole;

•
reviewing nominations submitted by stockholders, which have been addressed to the Corporate Secretary, and which comply with the requirements of our charter and bylaws.  Nominations from stockholders will be considered and evaluated using the same criteria as all other nominations;

•	annually recommending to the Board committee assignments and committee chairs on all committees of the Board, and recommending committee members to fill vacancies on committees as necessary;

•	considering and making recommendations to the Board regarding matters related to our director retirement policy;

•	periodically evaluating emerging best practices with respect to corporate governance matters and making recommendations for Board approval;

•	conducting, at least annually, a performance assessment of the Board and report its findings to the Board, and at least annually conducting a self-evaluation of the Committee;

•
reviewing, at least annually, our Code of Ethics and Conduct and, if appropriate, recommending modifications to the code for Board approval and considering any requested waivers of code provisions for directors and executive officers;

•
establishing procedures for the regular ongoing reporting by board members of any developments that may affect his or her qualifications or independence as a director and making recommendations as deemed appropriate;

•	reviewing and approving related party transactions pursuant to the policy for such transactions set forth in our Code of Ethics and Conduct (described under “Certain Transactions”);

•
recommending to the Board a set of corporate governance principles, and review those principles at least annually.  A copy of our Corporate Governance Principles adopted by the Board is available on the Company’s website, at www.mbfinancial.com, by clicking “Investor Relations” and then clicking “Corporate Governance.” and

•	performing any other duties or responsibilities expressly delegated to the Committee by the Board.

        Pursuant to Article I, Section 6 of our bylaws, nominations for election as directors by stockholders must be made in writing and delivered to the Secretary of the Company not less than 90 days or more than 120 days prior to the date of the stockholders’ meeting.  If, however, less than 100 days’ notice or public announcement of the date of the meeting is given or made to stockholders, nominations must be received by us no later than the close of business on the tenth day after the day on which notice of the date of the meeting is mailed or the day on which public announcement of the date of the meeting is first made, whichever occurs first.  In addition to meeting the applicable deadline, nominations must be accompanied by certain information specified in our bylaws.

The Nominating and Corporate Governance Committee operates under a formal written charter, a copy of which is available on the Company’s website, at www.mbfinancial.com, by clicking “Investor Relations” and then clicking “Corporate Governance.”  The members of the Nominating and Corporate Governance Committee are “independent directors,” as that term is defined in the NASDAQ Marketplace Rules.  During 2007, the Nominating and Corporate Governance Committee met two times.

Stockholder Communications with Directors

It is our policy that stockholders have the opportunity to communicate directly with members of the Company’s Board of Directors on appropriate matters.  The Board will respond, or cause us to respond, in writing to communications from stockholders concerning appropriate matters addressed to one or more members of the Board.  Stockholders may communicate with our Board of Directors by writing to:  MB Financial, Inc., Attn: (Name of Director), c/o Corporate Secretary, 6111 North River Road, Rosemont, Illinois  60018.

Board Member Attendance at Annual Stockholder Meetings

        Although we do not have a formal policy regarding director attendance at annual stockholder meetings, directors are requested to attend these meetings absent extenuating circumstances.  All of our directors serving on the Company’s Board attended last year’s annual meeting of stockholders.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        In this section, we provide an overview and analysis of our compensation programs, the material compensation policy decisions we have made under those programs, and the material factors that we considered in making those decisions.  Following this section, you will find a series of tables containing specific information about the compensation earned or paid for 2007 to the following individuals, whom we refer to as our “named executive officers”:

•	Mitchell Feiger, President and Chief Executive Officer of the Company;

•	Jill E. York, Vice President and Chief Financial Officer of the Company and Executive Vice President and Chief Financial Officer of the Bank;

•	Thomas D. Panos, President and Chief Commercial Banking Officer of the Bank;

•	Ronald D. Santo, Vice President of the Company and Chairman and Group President of the Bank;

•	Rosemarie Bouman, Executive Vice President, Administration of the Bank; and

•	Richard M. Rieser, Jr., Former Executive Vice President and Chief Marketing and Legal Strategist of the Company.

The discussion below is intended to help you understand the detailed information provided in those tables and put that information into context within our overall compensation program.

Compensation Philosophy and Objectives

        The Organization and Compensation Committee (referred to within this section as the “Committee”) of the Company’s Board of Directors has responsibility for establishing, implementing and continually monitoring adherence with our compensation philosophy. The Committee seeks to ensure that the total compensation paid to management is fair, reasonable and competitive.

Our compensation program is designed to attract and retain high caliber people and to motivate and reward key employees for outstanding performance.   Total compensation includes the following primary components: Base salary to reflect market value and an individual’s ongoing value; a variable cash bonus for officer level employees to reward business results and individual officer contributions to those results for time periods of one year or less, while at the same time placing a significant portion of potential annual pay at risk if corporate and individual performance is determined to fall below agreed to performance levels established by the Committee; long-term variable pay for officer level employees in key roles who help us build sustained long-term value; and competitive benefits to provide a health and security foundation.

Our compensation philosophy focuses upon total compensation and includes the following three components:

1.	Individual growth- High performing people want to learn and grow to maximize their potential. We seek to gain a competitive advantage by investing in the development of these people.

2.
Employee stakeholders- We want our employees to have a stake in the organization so that when we prosper, our people do as well. Generally, as noted below, we structure base pay around the 50th percentile (median) relative to a peer group of companies, and with short and long-term incentives, seek to pay total compensation above that level for outstanding company and individual performance. We will help our employees understand how they contribute to the Company’s success by using compensation to connect them to key measures of business success.

3.
Engaged workplace- We believe that our employees differentiate us in the marketplace. Our leadership team creates an atmosphere of trust and commitment by living our corporate values and we reward those who do so.  We engage our employees by providing challenging and meaningful work.

Our executive compensation program combines base salary and target annual cash bonus to establish an executive’s level of total cash compensation.  Base salary is reviewed annually.  Merit increases in base pay are approved by the Committee based on performance and processed at the end of the first quarter retroactive to the first payroll period of the year. Market adjustments, if warranted, are also considered during this time period. These adjustments help insure that we remain competitive with the external market and retain our best performing executives.  Bonuses may be higher or lower than targeted bonus amounts based on performance assessments.  Bonuses earned in excess of target amounts are generally paid in the form of restricted stock.  A long-term incentive component, currently utilizing stock options, premium-priced options and restricted stock, is also utilized which, when added to total cash compensation, makes up total direct compensation.  Traditionally, we have determined and awarded long-term incentives in the third quarter of the calendar year.

Bi-annually, we have utilized an external, independent consultant retained by the Committee (most recently Mercer Human Resource Consulting) to conduct a review of our total direct compensation paid to members of our senior management team.  This includes a survey of the total direct compensation paid by our peers, including banks of similar size in Chicago, the Midwest and nationally.  We have targeted our total direct compensation at approximately the median level of our peers, but seek to pay above this level for outstanding performance.  The most recent such survey, performed by Mercer in the first quarter of 2007, included the following financial institution holding companies, which we believe represents a good cross-section of institutions which, like us, operate in large Metropolitan areas, are comparable to our size and include Chicago-area institutions with which we compete for talent:

Amcore Financial, Inc.                                          Bankatlantic Bancorp
BankUnited Financial Corp.                                 Chittenden Corp.
Commerce Bankshares, Inc.                 Corus Bankshares, Inc.
CVB Financial Corp.                      Cullen/Frost Bankers, Inc.
First Midwest Bancorp, Inc.                                Flagstar Bancorp, Inc.
MAF Bancorp, Inc.                                              Prosperity Bancshares, Inc.
Provident Bankshares, Inc.                                  TCF Financial Corp.
Umpqua Holdings Corp.                                      United Bankshares, Inc.
Valley National Bancorp                                      Westamerica Bancorporation
Wilmington Trust Corp.                                       Wintrust Financial Corp.

Additional information regarding Mercer’s review is provided under “Meetings and Committees of the Board of Directors—Organization and Compensation Committee.”

Base Salary

        Our executive base salary levels reflect a combination of factors, including: competitive pay levels relative to the peer group discussed above; the level of authority delegated to a particular officer; the complexity of the job being evaluated; the position’s impact on the achievement of both short-term and long-term corporate goals and objectives; the expertise, experience and skill level of the individual under consideration; the degree to which the officer has achieved his/her management objectives for the previous year; his/her ability to attract highly skilled individuals to the Company and the officer’s overall performance in managing his/her area of responsibility.  We do not target base salary at any particular percent of total direct compensation; however, in setting base salary levels, the Committee does review tally sheets which quantify the total compensation being paid to each executive officer to ensure that the executive’s total pay package remains reasonable and appropriate for the position, in the Committee’ view.    Although no quantifiable formula or weighting of the above-mentioned factors are utilized in the decision-making process, we generally seek to structure base salary at the median level of our peers.

The following table shows the changes in base salaries of the named executive officers from 2006 to 2007:

Name	2006 Base Salary	2007 Base Salary	Percentage Change in Base Salary

Mitchell Feiger	$ 551,250	$ 600,000	8.8%
Jill E. York	$ 272,160	$ 283,000	4.0%
Thomas D. Panos	$ 330,000	$ 350,000	6.1%
Ronald D. Santo	$ 315,000	$ 324,235	2.9%
Rosemarie Bouman	$ 226,000	$ 235,000	4.0%
Richard M. Rieser, Jr.	$ 650,000 (1)	$ 700,000 (1)	7.7%

(1)  Mr. Rieser’s 2006 and 2007 base salary amounts were at the levels required by his employment agreement.  Mr. Rieser joined the Company on August 25, 2006, upon completion of our acquisition of First Oak Brook, and his service with the Company terminated effective October 23, 2007.

Except with respect to Mr. Rieser, whose base salary levels were prescribed by contract, the changes in base salaries reflect the Committee’s consideration of the factors discussed in the paragraph preceding the table.   In the case of Mr. Feiger, the Committee believed, after receiving input from our consultant, that a larger percentage increase was necessary to bring his base salary level more in line with the median base salaries being provided to chief executive officers of our peer institutions.   The Committee also considered the fact that, prior to a 4.8% increase in his base salary effective January 1, 2006, Mr. Feiger’s base salary had not changed since January 1, 2003.

Beginning in 2008, Messrs. Feiger and Santo, who are also directors of the Company, will no longer receive compensation for their service as directors of the Company.  Their base salaries for 2008 were increased to $629,000 and $347,000, respectively, as a result of the discontinuation of their director fees as well as for the annual merit increase.  In deciding to increase base salaries of Messrs. Feiger and Santo, the Committee considered the impact this would have on the total compensation provided to these officers, including higher target short-term variable incentive awards and long-term equity incentive awards, both of which are generally determined as a percentage of base salary.

Short-Term Variable Incentive

The short-term variable incentive (bonus) for named executive officers is targeted at specified percentage of base salary and is paid in cash up to the target level. Bonuses are paid in the latter part of the first quarter following the Committee’s assessment of the prior calendar year’s performance. Bonus amounts earned in excess of the target level generally are paid in two-year restricted stock granted under our Omnibus Incentive Plan, with shares valued on the date the bonus is awarded.   This plan component was established to further improve the retention of high performing employees by effectively providing a bonus trailer.  For 2007, the target percentage of base salary was established as follows for the following named executive officers: Mr. Feiger – 65%; Ms. York – 50%; Mr. Panos – 65%; Mr. Santo – 50%; and Ms. Bouman – 40%.  In the case of Messrs. Feiger and Panos, their target percentages of base salary were increased from 50% for 2006 because the Committee believed that the increases for these executive officers were necessary to keep with our intention to provide target total cash compensation at the median level of our peers.  Prior to his termination of service effective October 23, 2007, Mr. Rieser had an employment agreement with the Company which fixed his target bonus for 2007 at $300,000.

The amount of the actual bonus payment for a particular year depends upon an assessment of the Company’s performance during the year and an assessment of the executive’s individual contribution to the Company’s performance.  In February, management provides to the Committee an assessment of both Company-wide and business unit performance during the preceding calendar year, scoring each on a scale generally ranging from 0% to 150%.  This assessment is an inherently subjective process and considers, among other things, actual performance compared to the Company’s operating budget and business plan, the Company’s progress toward achieving its strategic goals, the extent to which the Company’s performance was affected by macroeconomic factors beyond the Company’s control, performance by comparable financial institutions in the Company’s market area, and the occurrence of significant corporate events during the year, such as acquisitions or divestitures.  After reviewing this assessment, the Committee either accepts or modifies management’s scoring of performance.  For each individual performance factor, the Committee is provided with a qualitative assessment by Mr. Feiger of the individual contribution of each executive officer (other than himself) to the Company’s performance, with Mr. Feiger scoring each officer’s performance on a scale generally ranging from 0% to 150%.  As with the Company-wide and business unit performance, the Committee, after considering Mr. Feiger’s assessment, either accepts or modifies his scoring of each executive officer’s individual performance.  The Committee itself assigns a score to Mr. Feiger’s individual performance, also generally ranging from 0% to 150%, based on their subjective assessment of his contribution to the Company’s performance.  All bonus payments to executive officers are determined by the Committee, subject to the approval of the Board of Directors.  For a discussion of the primary factors affecting the Company-wide performance, business unit performance and individual performance scores for 2007, see “Company-Wide Performance Assessment – 2007,” “Business Unit Performance Assessment – 2007,” and “Individual Performance Assessments – 2007.”

For executive officers in staff (i.e., non-revenue producing) functions (which includes Mr. Feiger, Ms. York and Ms. Bouman), bonuses are calculated based on Company-wide and individual performance scores.  For executive officers in line business units (which includes Messrs. Panos and Santo), bonuses are calculated based on first combining Company-wide and business unit performance scores (with a 60% weighting assigned to Company-wide performance and a 40% weighting assigned to business unit performance), and then applying individual performance scores. For example, if a staff officer’s target bonus amount was $150,000, and Company-wide performance was scored at 90% and his or her individual performance was scored at 95%, the staff officer would earn a bonus of $128,250 ($150,000 x 90% x 95%).  If a business unit officer’s target bonus amount was $150,000, and  Company-wide performance was scored at 90%, business unit performance was scored at 85% and his or her individual performance was scored at 95%, the business unit officer would earn a bonus of $125,400 ($150,000 x ((60% x 90%) + (40% x 85%)) x 95%.

The threshold, target and maximum amounts that could have been payable to the named executive officers for 2007 are set forth in the Grants of Plan-Based Awards table under “Estimated Possible Payouts under Non-Equity Incentive Plan Awards.”  The threshold amount, which generally is the lowest amount potentially payable, assumes Company, business unit, and individual performance scoring at the 50% level.  The target amount assumes Company, business unit, and individual performance scoring at the 100% level.  The maximum amount assumes Company, business unit, and individual performance scoring at the 150% level.

In general, if performance is scored below 50%, bonuses are not paid to executive officers; however, the Committee may, in its discretion, award a bonus to any executive officer if warranted by outstanding individual performance.  Many factors determine year to year performance. These include competitive market factors and decisions that may sometimes negatively impact net income in the short run but significantly strengthen our performance in the long run.  These also include factors beyond our control, such as the level of interest rates, the shape of the yield curve and economic conditions in our market areas. We do not believe that recognition and reward can be an “all or nothing” proposition.  The lower end of the range (50%) reflects the fact that we will not always achieve all of our performance objectives. The higher end of the range (150%) was established assuming that in some years, Company-wide and business unit performance, as well as the contributions of individual officers to that performance, may be extraordinary and exceed our expectations.

Company-Wide Performance Assessment – 2007.  The assessment of Company-wide performance for executive officers in 2007 was equally weighted between net income/financial performance and the accomplishment of strategic/business plan initiatives.  The net income/financial performance assessment included consideration of both total and core net income and earnings per share relative to our operating budget.  This assessment also included consideration of the fact that in 2007, competitive and global financial conditions exerted tremendous pressure on Chicago area bank net interest margins, reducing core earnings for most banks, including ours.  Partially as a result of these conditions, our core net income and earnings per share were below budgeted levels.  The strategic/business plan assessment included consideration of improvements that were made to the Company’s competitive, strategic, and financial position.  Unneeded assets and businesses were divested, capital and loan loss reserves were strengthened in preparation for a slowing economy, and important improvements in operations were made.  Commercial and lease loan originations were strong in 2007, exceeding our expectations, and retail transaction account balances grew more than we expected.  As a result of the assessment above, the Company-wide performance assessment was scored below 100%.

Business Unit Performance Assessment – 2007.  The assessment of business unit performance applied to Messrs. Panos and Santo in 2007.  The assessment of their business unit (commercial banking), included consideration of unit’s strong overall performance, including the addition of significant commercial and other target relationships, transaction and non-transaction deposit account growth, loan growth, total loan fee income growth and new recurring treasury management revenue.

Individual Performance Assessmensts – 2007.

CEO Performance  – 2007. The Committee based Mr. Feiger’s bonus on the assessment of Company-wide performance discussed above, and on his individual performance in 2007.  Factors considered by the Committee in determining Mr. Feiger’s individual performance included his oversight of, and ultimate responsibility for, the following:

•
Core net income, which was less than budget for 2007, primarily due to a lower than anticipated net interest margin and a higher than planned provision for loan losses due to increased potential problem loans in the portfolio.  Our net interest margin was lower than what we planned partially as a result of an increasingly competitive market, the unfavorable shape of the yield curve, and very tight credit spreads.

•	The integration of Oak Brook Bank (acquired in August 2006), which continued successfully in 2007, with a high customer retention rate;
•	The performance of the commercial banking and lease banking units, which realized robust loan and revenue growth throughout the year;
•
Loan quality, which in a difficult environment, remained strong.  While there was an increase in potential problem loans from the beginning of the year, non-performing loans and loan charge-offs remained at a low level;

•	The successful sale of properties and assets during the year resulting in gains for the Company;
•	The divestiture of several non-core business units, which were successfully sold during 2007, including Union Bank, N.A.; and
•	The Company’s maintenance of excellent compliance and CRA programs.

Factoring in the Company-wide performance assessment and the individual performance assessment, Mr. Feiger’s annual bonus was less than target, as reported in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

Other NEO Performance – 2007.   The bonus amounts paid to each of the other named executive officers were based on the Company-wide performance assessment discussed above, as well as, in the case of Messrs. Panos and Santo, the business unit performance assessment discussed above, and on the individual contributions of the officers to Company-wide performance.  Mr. Feiger makes initial recommendations to the Committee as to the bonuses of each of the named executive officers other than himself.  The Committee has the discretion to accept, reject, or modify Mr. Feiger’s recommendations.

•
Ms. York:  The Committee considered Ms. York’s efforts in the sale of Union Bank, N.A., and securing new trust preferred securities financings and subordinate debt on very favorable terms, in addition to her role in managing the financial functions and leasing subsidiary of the Company.

•
Mr. Panos:  The committee considered Mr. Panos’ contributions to the Commercial Banking Unit’s successes discussed above.  Additionally, the Committee recognized Mr. Panos’ high quality leadership and scope of responsibility.  Of particular note was Mr. Panos’ contribution to the maintenance of good loan quality in a very difficult credit environment.  As noted earlier, while potential problem loans increased from the beginning of the year, non-performing loans and loan charge-offs remained at a low level, particularly relative to peer banks.

•	Mr. Santo: As with Mr. Panos, the Committee considered Mr. Santo’s contributions to the Commercial Banking Unit’s successes discussed above.

•
Ms. Bouman:  The Committee considered Ms. Bouman’s role in the divesture of assets, the positive impact of in-sourcing certain operating activities which improved service quality and reduced expenses, her important role helping integrate Oak Brook Bank into the Bank, and the management of the Company’s administrative functions.

The 2007 cash bonus amounts are set forth in the Summary Compensation table under the “Non-Equity Incentive Plan Compensation” column for 2007.   As indicated in the footnote to that column, because the bonuses awarded to Ms. York and Messrs. Panos and Santo were in excess of their target bonus amounts, the excess portion was paid in the form of restricted stock granted under our Omnibus Incentive Plan.

        In addition to her annual performance-based bonus award for 2007, Ms. Bouman received a gross lump sum cash payment of $853,185 in October 2007, which represented a contractually required payment due to Ms. Bouman under her transitional employment agreement with First Oak Brook following the first anniversary of the completion of the Company’s August 2006 acquisition of First Oak Brook.  The Company has no further obligations to Ms. Bouman under her transitional employment agreement with First Oak Brook.

Long-Term Incentive

Long-term incentives, currently consisting of stock options, premium-priced stock options and restricted stock, are designed to retain key employees and reward them for sustained appreciation in the market value of our Common Stock, thereby directly aligning their interests with the long-term interest of stockholders.  Awards are granted under our Omnibus Incentive Plan. Grants generally are made annually in the third quarter, based on recommendations of the Committee, on the date of approval by the Board of Directors. This general time period was selected to bifurcate compensation awards allowing for more frequent compensatory recognition of performance.  In addition, grants may be used at any time during the year to facilitate negotiations with individuals who are being recruited to work at the Company and have significant retention packages in place with other employers.   Any such recruitment grants made to individuals below the executive officer level are generally made on the date of hire and are approved by the chief executive officer, provided that the Committee is subsequently informed of the details of such grants at its next meeting.  A recruitment grant to an individual at the executive officer level would need to be approved by the Committee, and the grant date of such award would be the date of Committee approval.  Designated members of our senior management group also have the authority to grant awards to existing employees below the executive officer level to encourage them to remain with the Company and to reward exceptional performance by these employees.  As with recruitment grants, these grants are reported to the Committee at its next scheduled meeting after the grant.  We do not coordinate the timing of equity award grants with the release of material non-public information.

The value of long-term incentives for the named executive officers are targeted between 40% and 110% of base salary. We evolved to our current mix of long-term incentives for the named executive officers other than Mr. Rieser, comprised of 45% stock options granted at market value, 25% stock options granted at a premium to market value and 30% restricted stock, after two adjustments made by the Committee.  The first adjustment in 2004 changed the mix of the long-term incentives from 100% options to 70% options and 30% restricted stock. Although we believed (and continue to believe) that stock options are a critical means of providing an employee incentive for the appreciation of our stock price over the long-term, we shifted to 30% restricted stock because it can be a more effective retention tool, particularly during time periods of slower or negative stock price growth. Retention of key employees is a critical success factor as these individuals differentiate us in the market.  The second adjustment in 2006 changed the 70% option mix to include 25% premium-priced options and 45% market price options.  Premium-priced options are granted at an exercise price above the closing market price of our stock on the date of grant and are intended to reward our executives for stock price appreciation significantly in excess of market value at the time of grant.  We believe that the current mix provides an appropriate performance hurdle that rewards executives for solid shareholder returns and enhances compensation if those returns are exceptional.

Stock options granted to executives generally have a ten-year term and a four-year cliff vest. The cliff vesting period was selected because it forces executives to hold the option for a minimum of four years and promotes retention of high performers.  Each option grant is evidenced by an option agreement that specifies the exercise price, the duration of the option (generally ten years), the number of shares to which the option pertains, the percentage of the option that becomes exercisable on specified dates in the future and such other provisions as the Committee shall determine.  Options are valued using Black-Scholes methodology. For options granted as part of our core compensation program in 2007, factors utilized for options granted at market price included an expected life of six years, volatility of 16.84%, a dividend yield of 2.19% and a risk free rate of return of 4.80%, resulting in a per share valuation of $6.76.  Premium-priced options have a lower Black-Scholes per share value, resulting in a larger number of shares granted; however, overall value awarded remains the same. For the premium-priced option grants made in the third quarter of 2007, the exercise price was established at $40.00, a 21.6% premium over the $32.89 closing market price on the grant date. Assuming an 8% annual return to the market price of our stock on the grant date over the ten-year term of the option, a premium-priced options had a larger intrinsic value than a standard options after six years, the expected life of the option.  For 2007, factors for premium-priced options included an expected life of six years, volatility of 16.84%, a dividend yield of 2.19% and a risk free rate of return of 4.80%, resulting in a per share valuation of $4.25.

The shares of restricted stock granted in the third quarter of 2007 to the named executive officers other than Mr. Rieser were based on the $32.89 closing market price on the grant date. Each restricted stock grant is evidenced by a restricted stock agreement that specifies the vesting period, the number of shares of restricted stock granted, and such other provisions as the Committee shall determine.  Restricted stock granted for the long-term incentive component has a cliff vesting period of three years and is intended to enhance the retention of key employees through a longer time horizon than shares which vest incrementally. In addition, the utilization of restricted stock instead of options reduces the annual number of shares granted to employees as a percentage of overall shares outstanding.

Prior to his termination of employment with the Company effective October 23, 2007, Mr. Rieser had an employment agreement with the Company which entitled him to an annual grant of restricted stock or restricted stock units on each August 25, commencing August 25, 2006.  Pursuant to his employment agreement, Mr. Rieser was granted 5,604 restricted stock units on August 25, 2007.   The vesting of these restricted stock units, along with the 5,551 shares of restricted stock granted to Mr. Rieser on August 25, 2006, was accelerated pursuant to his Separation and Settlement Agreement and Mutual Release with the Company dated October 23, 2007.  See “Employment and Other Agreements with Named Executive Officers—Separation and Settlement Agreement with Richard M. Rieser, Jr.”

Retirement and Other Benefits

Each named executive officer participates in our 401(k) profit sharing plan, a tax-qualified plan in which all employees of the Company and its subsidiaries who work at least 20 hours per week are eligible to participate following three months of service.  Participants are able to contribute up to the lesser of 25% of their eligible earnings or the limit prescribed by the Internal Revenue Service on a before tax basis.  We make annual matching contributions to the plan in such amount as is determined by our Board of Directors and may also make profit sharing contributions.  For the 2007 plan year, all employee contributions and employer matching contributions are fully-vested upon contribution.  Profit sharing contributions and related earnings generally begin to vest after the participant has worked for us for two years and become fully vested after the participant has worked for us for six years.

The named executive officers, and certain other executives, are entitled to defer compensation under one of our two deferred compensation plans: the Stock Deferred Compensation Plan and the Non-Stock Deferred Compensation Plan.  For deferrals under the stock plan, the executive’s account balance is credited or debited based on the performance of the assets of the stock plan trust, which are invested solely in Company Common Stock purchased by the plan trustee on the open market, except for such amounts of cash as the trustee deems necessary for the proper operation of the plan trust.  For deferrals under the non-stock plan, the executive’s account balance is credited or debited based on the performance of one or more measurement funds selected by the executive, which in turn are based on certain mutual funds selected from time to time by our trustee to act as investment measurement devices.  We make contributions to the plan in excess of 401(k) plan and profit sharing plan tax limits.  In addition, pursuant to his new employment agreement, Mr. Feiger is entitled to a supplemental retirement benefit in the form of an annual credit to his Non-Stock Deferred Compensation Plan account equal to 20% of his base salary.  For additional information, see “Nonqualified Deferred Compensation.” and  “New CEO Employment Agreement” and “Employment Agreements with Named Executive Officers-Employment Agreement with Mitchell Feiger.”

The named executive officers participate in other employee benefit plans generally available to all employees, including group medical, dental, life and disability plans, in addition to any benefits to which they may be entitled by contract.

Perquisites and Other Personal Benefits

We provide the named executive officers with perquisites and other personal benefits that we and the Committee believe are reasonable relative to our peer group and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to the named executive officers.  The incremental costs to us of providing these perquisites and other personal benefits for 2007 to the named executive officers for the fiscal year ended December 31, 2007 are included in the Summary Compensation Table under the “All Other Compensation” column.   Perquisites are generally limited to cars and country club memberships for select officers primarily for use with customers.

New CEO Employment Agreement

The benchmarking information provided to the Committee in early 2007 included information relating to employment agreements and benefits payable upon termination of employment. This information indicated that while the compensation paid to Mr. Feiger under his employment agreement was consistent with the Company’s overall compensation philosophy, certain aspects of Mr. Feiger’s employment agreement relating to severance payments in the context of a change in control, retirement benefits and the absence of post-employment restrictive covenants were not in line with current, competitive practice.  With Mr. Feiger’s support, the Committee proceeded to review his employment agreement with the intent to propose to Mr. Feiger an amended and restated employment agreement responsive to the issues identified.  Following such review and discussions with Mr. Feiger, in December 2007, we entered into a new employment agreement with Mr. Feiger, which accomplished the following:

•	Eliminated a potential doubling-up of severance benefits in the event of a change in control;

•
Obtained for the Company new non-competition and non-solicitation covenants that will apply for one year following termination of Mr. Feiger’s employment for any reason and entitle the Company to recover certain payments in the event of a breach by Mr. Feiger; and

•
Established a defined contribution supplemental retirement benefit for Mr. Feiger under which we will at the end of each year credit his non-qualified deferred compensation plan account with a contribution equal to 20% of then effective base salary.

In addition to these changes, the new employment agreement also revised the definition of change in control to be more consistent with the definition contained in change in control severance agreements with other executive officers, incorporated changes required by tax laws, including Internal Revenue Code Section 409A, and retained the base salary, incentive and other compensation elements contained in the prior employment agreement, including the requirement of a “double trigger” in order for any payments or benefits to be provided to Mr. Feiger in connection with or following a change in control – in other words, both a change in control and an involuntary termination of employment (which includes a voluntary termination by Mr. Feiger following a material reduction in his duties, responsibilities or benefits) must occur.  For a more complete description of the new employment agreement, please see “Employment and Other Agreements with Named Executive Officers-Employment Agreement with Mitchell Feiger.”

In the course of developing the new employment agreement, the Committee determined that employment agreements with terms like those reflected in the new agreement are commonplace within the peer group and financial institutions in general and are an important element of a fair, reasonable and competitive executive compensation program. In particular, the Committee believes that the combination of changing the severance payable upon a change in control and introducing both restrictive covenants and supplemental retirement benefits struck an important balance that reinforced the level of mutual commitment between the Company and Mr. Feiger as well as provided both parties with additional security.

Payments Upon Termination or Change in Control

In addition to Mr. Feiger, Mr. Santo is a party to an employment agreement that provides for certain payments and benefits if his employment is terminated under various scenarios, including, but not limited to, in connection with or after a change in control of the Company.  See “Employment and Other Agreements with Named Executive Officers.” Each of Ms. York and Mr. Panos have since 2002 been parties to, and during 2007 Ms. Bouman became a party to, a change in control severance agreement that provides for certain payments and benefits if their employment is involuntarily terminated in connection with or within 24 months after a change in control of the Company.  See “Employment and Other Agreements with Named Executive Officers-Change in Control Severance Agreements.”  Each of these employment and change in control severance agreements thus requires a “double trigger” in order for any payments or benefits to be provided to the named executive officer in connection with or following a change in control – in other words, both a change in control and an involuntary termination of employment (which includes a voluntary termination by the executive following a material reduction in his or her duties, responsibilities or benefits) must occur.  The purpose of providing these change in control payments and benefits is to attract and retain executives of the highest caliber and mitigate the risk to these executives that their employment will be involuntarily terminated in the event the Company is acquired.  Such agreements are commonplace within our peer group and among financial institutions generally in light of industry consolidations and, accordingly, we believe the agreements to be important from a competitive perspective.  At the same time, the mere sale of the Company will not automatically trigger a payout, as our intention is to induce the executive to remain employed following a change in control so long as the acquiring company so desires without a material reduction in the executive’s duties, responsibilities or benefits.

        Each of the named executive officers is a party to a tax gross up agreement that provides generally that, if he or she receives payments or benefits in connection with a change in control of the Company, then to the extent such payments or benefits constitute “excess parachute payments” under Section 280G of the Internal Revenue Code, he or she generally will be paid an additional amount (referred to as a “gross up payment”) that will offset, on an after tax basis, the effect of any excise tax consequently imposed on him or her under Section 4999 of the Internal Revenue Code.  See “Employment and Other Agreements with Named Executive Officers-Tax Gross Up Agreements.”  The effects of Section 4999 generally are unpredictable and can have widely divergent and unexpected effects based on an executive’s personal compensation history.  Therefore, to provide an equal level of benefit across individuals without regard to the effects of the excise tax, we determined that Section 4999 gross up payments are appropriate for our most senior executives.

Other Tax Considerations and Accounting Considerations

Section 162(m) of the Internal Revenue Code generally eliminates the deductibility of compensation over $1 million paid to certain highly compensated executive officers of publicly held corporations, excluding certain qualified performance-based compensation.  The Committee has reviewed and will continue to review on an ongoing basis our executive compensation programs, and propose appropriate modifications to these programs, if the Committee deems them necessary, with a view toward implementing our compensation programs in a manner that avoids or minimizes any disallowance of tax deductions under Section 162(m).  The Committee will balance these considerations against the need to be able to compensate executives in a manner commensurate with performance and the competitive environment for executive talent.  While stock options and stock appreciation rights as a general matter automatically constitute qualified performance-based compensation (provided that certain plan content and grant procedure requirements are met), cash and other stock-based awards (including but not limited to restricted stock) must be subject to stockholder-approved performance criteria in order to so qualify.  In this regard, stockholders approved an amendment to our Omnibus Incentive Plan in 2007 to authorize the awarding of cash and stock-based performance awards that constitute qualified performance-based compensation exempt from the $1 million deductibility limit of Section 162(m).    As a result, for 2008, we have structured the maximum amounts payable under the short-term variable incentive opportunity for named executive officers in a manner that is intended to enable any bonuses paid to named executive officers pursuant to that arrangement to qualify for the exemption from the Section 162(m) deductibility limit.

Role of Executive Officers in Determining Compensation

Our Chief Executive Officer, Mr. Feiger, recommends to the Committee base salary, target bonus levels, actual bonus payments and long-term incentive grants for our senior management group (other than himself).  Mr. Feiger makes these recommendations to the Committee based on the data and analysis provided by our independent compensation consultant and qualitative judgments regarding individual performance.  Mr. Feiger is not involved with any aspect of determining his own compensation.

Summary Compensation Table

The following table sets forth information concerning the compensation paid to or earned by the named executive officers for 2007 and 2006:

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards $ (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total Compensation ($)

Mitchell Feiger	2007	$600,000	$ -	$195,391	$421,899	$343,200	$ -	$284,846(8)	$1,845,336
President and Chief Executive	2006	$551,250	$ -	$180,106	$431,580	$227,253	$ -	$129,916	$1,520,105
Officer of the Company

Jill E. York	2007	$283,000	$ -	$62,677	$118,698	$141,500	$ -	$60,864(9)	$666,739
Vice President and Chief	2006	$272,160	$ -	$54,669	$99,824	$138,802	$ -	$56,662	$622,117
Financial Officer of the Company
and Executive Vice President and Chief Financial Officer of the Bank

Thomas D. Panos	2007	$350,000	$ -	$79,996	$149,160	$227,500	$ -	$65,589(10)	$872,245
President and Chief Commercial	2006	$330,000	$ -	$64,189	$116,371	$129,641	$ -	$59,538	$699,739
Banking Officer of the Bank

Ronald D. Santo	2007	$321,741(5)	$ -	$61,984	$358,669	$160,870	$ -	$92,395(11)	$995,659
Vice President of the Company	2006	$307,125	$ -	$67,176	$119,788	$120,654	$ -	$84,599	$699,342
and Chairman and Group President of the Bank

Rosemarie Bouman	2007	$233,615	$ -	$4,681	$6,619	$86,856	$ -	$918,392(13)	$1,250,163
Executive Vice President, Administration of the Bank (12)

Richard M. Rieser, Jr.	2007	$538,077	$ -	$357,895	$ -	$ -	$400,920(7)	$4,112,156(14)	$5,409,048
Former Vice Chairman, Executive Vice President and Chief Marketing and Legal Strategist of the Company	2006	$227,945(6)	$364,042(6)	$42,105	$ -	$ -	$38,808(7)	$66,915	$739,815

(1)Bonus amounts for 2006 and 2007 for the named executive officers are reported under the “Non-Equity Incentive Plan Compensation” column and footnote (4) to that column.

(2)Reflects the dollar amounts recognized for financial statement reporting purposes for the years ended December 31, 2006 and 2007, in accordance with FAS 123R, of restricted stock awarded under our Omnibus Incentive Plan and thus may include amounts from awards granted in and prior to 2006 and 2007. The assumptions used in the calculation of these amounts are included in Note 20 of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2008.

(3)Reflects the dollar amounts recognized for financial statement reporting purposes for the years ended December 31, 2006 and 2007, in accordance with FAS 123R, of stock options awarded under our Omnibus Incentive Plan (disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions) and thus may include amounts from awards granted in and prior to 2006 and 2007. The assumptions used in the calculation of these amounts are included in Note 20 of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2008.

(4)Represents cash incentive bonus awards earned for 2006 and 2007.   Not included in the 2007 amounts in the table for Ms. York and Messrs. Panos and Santo are the portions of their incentive bonus awards in excess of their target bonus awards, which were paid in the form of restricted stock granted under our Omnibus Incentive Plan.  The 2007 bonus amounts earned in excess of target for Ms. York and Messrs. Panos and Santo were $45,280, $64,838 and $4,539, respectively, resulting in grants of 1,439, 2,061 and 145 shares of restricted stock respectively, on February 20, 2008, which are scheduled to vest in full on February 20, 2010.

(5)Excludes $2,494 in salary forgone by Mr. Santo, reflecting reduced pay while working from his second home.  See “Employment and Other Agreements with Named Executive Officers – Employment Agreement with Ronald D. Santo.”

(6)Represents the salary and prorated bonus paid by the Company to Mr. Rieser for the portion of 2006 he was employed by the Company.  Mr. Rieser joined the Company on August 25, 2006, upon completion of our acquisition of First Oak Brook.   In accordance with the merger agreement between the Company and First Oak Brook, Mr. Rieser’s prorated 2006 bonus awarded by the Company was based on the First Oak Brook bonus program.  As noted elsewhere in this proxy statement, Mr. Rieser’s employment with the Company terminated effective October 23, 2007.  See “Employment and Other Agreements with Named Executive Officers—Separation and Settlement Agreement with Richard M. Rieser, Jr.”

(7)Represents the change, from August 25, 2006 to December 31, 2006, and from December 31, 2006 to December 31, 2007, in the actuarial present value of Mr. Rieser’s accumulated benefit under his Supplemental Pension Benefit Agreement.  The assumptions used for this calculation were the same as those used for the calculation of the present value of accumulated benefit in the table under “Pension Benefits”.

(8)Includes non-qualified supplemental retirement contributions under our non-stock deferred compensation plan of $178,658, supplemental disability insurance premiums paid on Mr. Feiger’s behalf of $4,153 and 401(k) matching and profit sharing contributions of $19,088.  Includes director fees of $27,900, which were deferred pursuant to our stock deferred compensation plan and for which, in lieu of cash, Mr. Feiger was allocated 821 shares of our Common Stock to his plan account.  Also includes the value of a leased automobile provided to Mr. Feiger of $16,060, club dues paid on behalf of Mr. Feiger of $26,987, and fees paid to Mr. Feiger’s legal counsel in connection with the negotiation of his new employment agreement of $12,000.

(9)Includes non-qualified supplemental retirement contributions under our non-stock deferred compensation plan of $19,680 and 401(k) matching and profit sharing contributions of $19,088.  Also includes the value of a leased automobile provided to Ms. York of $11,780, and club dues paid on behalf of Ms. York of $10,316.

(10)Includes non-qualified supplemental retirement contributions under our stock deferred compensation plan of $25,464, and 401(k) matching and profit sharing contributions of $19,088.  Also includes the value of a leased automobile provided to Mr. Panos of $9,870, and club dues paid on behalf of Mr. Panos of $11,167.

(11)Includes non-qualified supplemental retirement contributions under our stock deferred compensation plan of $21,739, supplemental health and life insurance premiums paid on Mr. Santo’s behalf of $9,320 and 401(k) matching and profit sharing contributions of $19,088.  Includes director fees of $27,900, which were deferred pursuant to our stock deferred compensation plan and for which in lieu of cash, Mr. Santo was allocated 821 shares of our Common Stock to his plan account.  Also includes the value of a leased automobile provided to Mr. Santo of $5,503 and club dues paid on behalf of Mr. Santo of $8,845.

(12)No compensation information is provided for Ms. Bouman for 2006 because she was not included in the summary compensation table in the Company’s last annual meeting proxy statement.

(13)Includes non-qualified supplemental retirement contributions under our stock deferred compensation plan of $27,148, 401(k) matching and profit sharing contributions of $19,088, supplemental health insurance payments of $6,937 and the value of a leased automobile provided to Ms. Bouman of $12,034.  Also includes a gross lump sum cash payment of $853,185 in October 2007, which represented a contractual payment due to Ms. Bouman following the first anniversary of the completion of the Company’s August 2006 acquisition of First Oak Brook.

(14)Includes a gross lump sum cash payment of $3,965,000 to be made to Mr. Rieser on April 24, 2008 pursuant to his Separation and Settlement Agreement with the Company, as well as the payment of $25,000 to Mr. Rieser’s legal counsel for the drafting and negotiation of that agreement and reimbursement of expenses totaling $20,000 incurred by Mr. Rieser for a departure party he arranged, as provided for under that agreement.  Also includes the following amounts paid by the Company to or on behalf of Mr. Rieser for the portion of the year he was employed by the Company:  non-qualified supplemental retirement contribution under a non-stock deferred compensation plan of $13,058, amounts paid to Mr. Rieser with respect to certain life insurance agreements of $44,840, supplemental health insurance payments of $12,635, the value of an automobile provided to Mr. Rieser of $7,092, and club dues of $4,131.  Also includes director fees of $20,400, all of which were paid in cash.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards to the named executive officers during 2007.

										Exercise Price of Option Awards ($/Sh)

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($) (1)	Target ($) (1)	Maximum ($) (1)	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Underlying Options (#) (3)		Grant Date Fair Value of Stock and Option Awards(4)

Mitchell Feiger	02/21/07	$ 97,500	$390,000	$ 877,500	-	-	-
	07/25/07	-	-	-	-	-	-	5,993	-		$197,110
	07/25/07	-	-	-	-	-	-	-	41,714	$32.89	$282,045
	07/25/07	-	-	-	-	-	-	-	34,091	$40.00	$144,897
Total		$ 97,500	$390,000	$ 877,500				5,993	75,805

Jill E. York	02/21/07	$ 35,375	$141,500	$318,375	-	-	-
	07/25/07	-	-	-	-	-	-	2,056	-		$67,622
	07/25/07	-	-	-	-	-	-	-	14,309	$32.89	$96,749
	07/25/07	-	-	-	-	-	-	-	11,695	$40.00	$49,707
Total		$ 35,375	$141,500	$318,375				2,056	26,004

Thomas D. Panos	02/21/07	$ 56,875	$227,500	$ 511,875	-	-	-
	07/25/07	-	-	-	-	-	-	2,861	-		$94,098
	07/25/07	-	-	-	-	-	-	-	19,909	$32.89	$134,613
	07/25/07	-	-	-	-	-	-	-	16,271	$40.00	$69,157
Total		$ 56,875	$227,500	$ 511,875				2,861	36,180

Ronald D. Santo	02/21/07	$ 40,218	$160,871	$ 361,959	-	-	-
	07/25/07	-	-	-	-	-	-	2,061	-		$67,786
	07/25/07	-	-	-	-	-	-	-	14,345	$32.89	$96,992
	07/25/07	-	-	-	-	-	-	-	11,724	$40.00	$49,831
Total		$ 40,218	$160,871	$ 361,959				2,061	26,069

Rosemarie Bouman
	02/21/07	$ 23,500	$ 94,000	$ 211,500	-	-	-
	07/25/07	-	-	-	-	-	-	854	-		$28,088
	07/25/07	-	-	-	-	-	-	-	5,942	$32.89	$40,176
	07/25/07	-	-	-	-	-	-	-	4,856	$40.00	$20,639
Total		$ 23,500	$ 94,000	$ 211,500				854	10,798

Richard M. Rieser, Jr.	08/25/07	-	-	-	-	-	-	5,604	-		$200,007
Total		$ -	$ -	$ -	$ -	$ -	$ -	5,604	$ -

(1)
For each named executive officer, represents threshold (i.e. generally the lowest amount potentially payable), target and maximum amounts potentially payable under 2007 annual incentive awards at the time the target award amounts were approved by the Company’s Board of Directors on February 21, 2007.  Performance less than thresholds will generally result in a bonus of zero.  Bonuses earned in excess of the target level were paid in restricted stock granted under our Omnibus Incentive Plan that will vest 100% two years after the grant date.  The actual amounts earned under these awards for 2007 are reflected in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column and, with regard to amounts paid in excess of target to Ms. York and Messrs. Panos and Santo in the form of restricted stock, in footnote (4) to that column.  For additional information, see “Compensation Discussion and Analysis--Short-Term Variable Incentive.”

(2)
For each named executive officer other than Mr. Rieser, represents a restricted stock award under our Omnibus Incentive Plan that is scheduled to vest 100% on July 25, 2010.  If Mr. Santo voluntarily terminates his employment at any time, such termination will be considered “retirement” for purposes of his restricted stock award and the shares will vest in full.  For Mr. Rieser, represents a restricted stock unit award under our Omnibus Incentive Plan, pursuant to his employment agreement.  This award originally was scheduled to vest on August 25, 2011, but vesting accelerated on October 23, 2007 upon Mr. Rieser’s termination of service, pursuant to his Separation and Settlement Agreement with the Company.    See “Employment and Other Agreements with Named Executive Officers-Separation and Settlement Agreement with Richard M. Rieser, Jr.”  Dividends are paid on the shares of restricted stock to the same extent and on the same date as dividends are paid on all other outstanding shares of the Company’s Common Stock.

(3)
For each named executive officer other than Mr. Rieser, represents a stock option grant under our Omnibus Incentive Plan that is scheduled to vest 100% on July 25, 2011.  If Mr. Santo voluntarily terminates his employment, his options will vest in full.  As reflected in the table, for each of these named executive officer, a portion of each grant was made at an exercise price ($40.00) at a 21.6% premium to the market value of our Common Stock on the grant date ($32.89).

(4)
Represents the grant date fair value of the award determined in accordance with FAS 123R.  The assumptions used in calculating the grant date fair value of these awards are included in Note 20 of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2008.

    Mr. Feiger has an employment agreement with the Company and Mr. Santo has an employment agreement with the Bank.  Each of Ms. York, Ms. Bouman and Mr. Panos has a change-in-control severance agreement with the Bank.  For descriptions of these agreements, as well as Mr. Rieser’s Separation and Settlement Agreement with the Company, see “Employment and Other Agreements with Named Executive Officers.”  Explanations of the amounts of salary and bonus in proportion to total compensation are provided under “Compensation Discussion and Analysis.”

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to all stock options and unvested restricted stock awards held at December 31, 2007 by the named executive officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Mitchell Feiger	40,500(1)	-	-	$9.00	5/24/2009	-	-	-	-
	37,500(1)	-	-	$8.00	7/25/2010	-	-	-	-
	25,500(1)	-	-	$16.89	7/31/2011	-	-	-	-
	75,000(1)	-	-	$21.21	7/18/2012	-	-	-	-
	75,300(1)	-	-	$26.89	7/23/2013	-	-	-	-
	-	38,441(1)	-	$37.06	8/24/2014	-	-	-	-
	-	39,210(1)	-	$42.70	7/20/2015	-	-	-	-
	-	24,451(1)	-	$40.00	7/26/2016	-	-	-	-
	-	33,522(1)	-	$35.77	7/26/2016	-	-	-	-
	-	34,091(1)	-	$40.00	7/25/2017	-	-	-	-
	-	41,714(1)	-	$32.89	7/25/2017	-	-	-	-
	-	-	-	-	-	4,057(2)	125,077	-	-
	-	-	-	-	-	5,163(3)	159,175	-	-
	-	-	-	-	-	5,993(4)	184,764	-	-
Total	253,800	211,429	-			15,213	$ 469,017	-	-

Jill E. York	22,500(1)	-	-	$8.83	8/28/2010	-	-	-	-
	11,475(1)	-	-	$16.89	7/31/2011	-	-	-	-
	12,900(1)	-	-	$21.21	7/18/2012	-	-	-	-
	11,700(1)	-	-	$26.89	7/23/2013	-	-	-	-
	-	7,029(1)	-	$37.06	8/24/2014	-	-	-	-
	-	13,688(1)	-	$42.70	7/20/2015	-	-	-	-
	-	12,037(1)	-	$35.77	7/26/2016	-	-	-	-
	-	8,780(1)	-	$40.00	7/26/2016	-	-	-	-
	-	14,309(1)	-	$32.89	7/25/2017	-	-	-	-
	-	11,695(1)	-	$40.00	7/25/2017	-	-	-	-
	-	-	-	-	-	1,416(2)	43,655	-	-
	-	-	-	-	-	1,854(3)	57,159	-	-
	-	-	-	-	-	2,056(4)	63,386	-	-
Total	58,575	67,538	-			5,326	$ 164,200	-	-

Outstanding Equity Awards at Fiscal Year-End
(Continued)

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Thomas D. Panos	12,450(1)	-	-	$16.89	7/31/2011	-	-	-	-
	12,750(1)	-	-	$21.21	7/18/2012	-	-	-	-
	12,450(1)	-	-	$26.89	7/23/2013	-	-	-	-
	-	8,054(1)	-	$37.06	8/24/2014	-	-	-	-
	-	16,295(1)	-	$42.70	7/20/2015	-	-	-	-
	-	16,419(1)	-	$35.77	7/26/2016	-	-	-	-
	-	11,976(1)	-	$40.00	7/26/2016	-	-	-	-
	-	19,909(1)	-	$32.89	7/25/2017	-	-	-	-
	-	16,271(1)	-	$40.00	7/25/2017	-	-	-	-
	-	-	-	-	-	1,686(2)	51,979	-	-
	-	-	-	-	-	2,529(3)	77,969	-	-
	-	-	-	-	-	2,861(4)	88,205	-	-
Total	37,650	88,924	-			7,076	$ 218,153	-	-

Ronald D. Santo (8)	6,750(1)	-	-	$21.21	7/18/2012	-	-	-	-
	5,850(1)	-	-	$26.89	7/23/2013	-	-	-	-
	-	3,222(1)	-	$37.06	8/24/2014	-	-	-	-
	-	16,295(1)	-	$42.70	7/20/2015	-	-	-	-
	-	12,190(1)	-	$35.77	7/26/2016	-	-	-	-
	-	8,892(1)	-	$40.00	7/26/2016	-	-	-	-
	-	14,345(1)	-	$32.89	7/25/2017	-	-	-	-
	-	11,724(1)	-	$40.00	7/25/2017	-	-	-	-
	-	-	-	-	-	1,686(2)	51,979	-	-
	-	-	-	-	-	1,878(3)	57,899	-	-
	-	-	-	-	-	2,061(4)	63,541	-	-
Total	12,600	66,668	-			5,625	$ 173,419	-	-

Outstanding Equity Awards at Fiscal Year-End
(Continued)

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Rosemarie Bouman	3,618(6)	-	-	$28.46	1/31/2012	-	-	-	-
	4,134(7)	-	-	$26.88	1/24/2013	-	-	-	-
	7,752(6)	-	-	$32.60	1/27/2014	-	-	-	-
	-	5,942(1)	-	$32.89	7/25/2017	-	-	-	-
	-	4,856(1)	-	$40.00	7/25/2017	-	-	-	-
	-	-	-	-	-	854(4)	26,329	-	-
	15,504	10,798				854	26,329

Richard M. Rieser, Jr.	17,054(6)	-	-	$28.46	10/23/2010	-	-	-	-
	20,672(7)	-	-	$26.88	10/23/2010	-	-	-	-
	15,504(6)	-	-	$32.60	1/23/2008	-	-	-	-
Total	53,230	-	-			-	-	-	-

(1)	Option expires on tenth anniversary of grant date and vests 100% on fourth anniversary of grant date.
(2)	Restricted stock award scheduled to vest on July 20, 2008 (third anniversary of grant date).
(3)	Restricted stock award scheduled to vest on July 26, 2009 (third anniversary of grant date).
(4)	Restricted stock award scheduled to vest on July 25, 2010 (third anniversary of grant date).
(5)	Reflects the value as calculated based on the closing price of our Common Stock on December 31, 2007 of $30.83.
(6)	Option originally granted by First Oak Brook and vested in 2005. We assumed this option upon completion of our acquisition of First Oak Brook on August 25, 2006.
(7)
Option originally granted by First Oak Brook and was scheduled to fully vest January 24, 2011.  Vesting accelerated, and we assumed this option, upon completion of our acquisition of First Oak Brook on August 25, 2006.

(8)
In the case of Mr. Santo, his options provide that if he voluntarily terminates his employment after reaching age 65 (Mr. Santo turned 65 in September 2007), his options, to the extent unvested, will vest in full.

Option Exercises and Stock Vested

The following table sets forth information about stock options exercised and shares of restricted stock and, in the case of Mr. Rieser, restricted stock units vested during the year ended December 31, 2007 for each named executive officer:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Mitchell Feiger	1,678	$26,538	6,477	$ 232,804
Jill E. York	-	-	1,557	$ 56,589
Thomas D. Panos	-	-	1,688	$ 61,277
Ronald D. Santo	1,678	$31,642	1,282	$ 46,266
Rosemarie Bouman	-	-	-	-
Richard M. Rieser, Jr.	-	-	11,155	$ 359,860

(1)	Represents amount realized upon exercise of stock options, based on the difference between the market value of the shares acquired at the time of exercise and the exercise price.
(2)
Represents the value realized upon vesting of restricted stock award, based on the market value of the shares on the vesting date.  In the case of Mr. Rieser, the vesting of all 5,551 of his shares of restricted stock and all 5,604 restricted stock units was accelerated on October 23, 2007 pursuant to his Separation and Settlement Agreement with the Company.  The shares underlying the restricted stock units will be distributed to Mr. Rieser on April 24, 2008.  See “Employment and Other Agreements with Named Executive Officers—Separation and Settlement Agreement with Richard M. Rieser, Jr.”

Pension Benefits

The following table sets forth information regarding defined benefit retirement plan benefits payable to the named executive officers.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Mitchell Feiger	-	-	-	-
Jill E. York	-	-	-	-
Thomas D. Panos	-	-	-	-
Ronald D. Santo	-	-	-	-
Rosemarie Bouman	-	-	-	-
Richard M. Rieser, Jr.	Supplemental Pension Benefit Agreement	20 (1)	$2,907,971	$ -

(1)
Although the number of Mr. Rieser’s years of service under the Supplemental Pension Benefit Agreement, including his employment with First Oak Brook prior to our acquisition of First Oak Brook on August 25, 2006, is 13, he is deemed to have 20 years of credited service.  See the discussion below regarding deemed years of service.

As reflected in the table, Mr. Rieser is the only named executive officer who has a defined benefit retirement plan.  Mr. Rieser’s Supplemental Pension Benefit Agreement was originally established by First Oak Brook in 1994 and assumed by us upon completion of our acquisition of First Oak Brook. Prior to the execution of his Separation and Settlement Agreement with us in connection with the termination of his employment effective October 23, 2007, Mr. Rieser’s Supplemental Pension Benefit Agreement provided for a gross annual benefit equal to 50% of his highest annual amount of base salary during his time of employment with us, payable in the form of a monthly life and 15-year certain annuity commencing January 15, 2015.  Mr. Rieser’s Separation and Settlement Agreement provides that this benefit shall instead commence effective April 24, 2008, and that his base salary for purposes of the benefit calculation shall be $775,000.  See “Employment and Other Agreements with Named Executive Officers-Separation and Settlement Agreement with Richard M. Rieser, Jr.”  The present value of accumulated benefit stated in the table above reflects the following assumptions, which are consistent with the methodology for calculating the actual benefit under the Supplemental Pension Benefit Agreement set forth in the Separation and Settlement Agreement: (i) the credited years of service shall be 20, (ii) the accrual fraction shall be 100%, (iii) a final base salary  for purposes of the benefit calculation of  $775,000, and (iv) a discount rate of 4.53%, and (v) a post-termination mortality of 19.3 years.  As indicated above, this benefit will be a monthly life and 15 year certain annuity paid on a monthly basis commencing April 24, 2008.

Nonqualified Deferred Compensation

The following table sets forth information about non-qualified deferred compensation payable to each named executive officer:

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at Last FYE ($) (5)

Mitchell Feiger	$ 27,900	$ 178,658	$ (24,116)	$ -	$ 820,292
Jill E. York	$ -	$ 19,680	$ (1,468)	$ -	$ 87,028
Thomas D. Panos	$ -	$ 25,464	$ (6,152)	$ -	$ 151,431
Ronald D. Santo	$ 27,900	$ 21,739	$ 31,240	$ -	$ 1,129,313
Rosemarie Bouman	$ 99,296	$ 27,148	$ 38,343	$ -	$ 587,676
Richard M. Rieser, Jr. (4)	$ 59,537	$ 13,058	$ 118,679	$ (44,552)	$ 1,533,924

(1)
In the case of each of Messrs. Feiger and Santo, the amount shown represents the deferral of 2007 director’s fees.  In the case of Ms. Bouman, the amount shown represents the deferral of salary and bonus.  In the case of Mr. Rieser, the amount shown represents the deferral of salary earned prior to his termination of employment with the Company effective October 23, 2007.  All amounts are reported as compensation for 2007 in the Summary Compensation Table under the “All Other Compensation” column.

(2)
Amount represents contributions accrued by the Company for 2007 and paid into the nonqualified deferred compensation plan in 2008, with the exception of Mr Rieser, which was paid in 2007.  All of the amounts shown are reported as compensation for 2007 in the Summary Compensation Table under the “All Other Compensation” column.

(3)
None of the amounts shown are reported as compensation in the Summary Compensation Table, as these amounts do not constitute above-market or preferential earnings as defined in the rules of the Securities and Exchange Commission.

(4)
Per his Separation and Settlement Agreement with the Company, amounts deferred by Mr. Rieser prior to January 1, 2005 (and earnings thereon) are payable in substantially equal monthly installments over five years, commencing November 1, 2007.  Amounts deferred by Mr. Rieser after December 31, 2004 (and earnings thereon) will be paid to Mr. Rieser in a lump sum on April 24, 2008.

(5)
Of the aggregate balances shown, the following amounts were reported as compensation earned by the named executive officers in the Company’s Summary Compensation Table for the last year and for prior years: Mr. Feiger - $701,140; Ms. York - $80,551; Mr. Panos - $138,523; Mr. Santo - $780,807; Ms. Bouman - $149,239; and Mr. Rieser - $102,875 (represents aggregate contributions while employed by the Company for Ms. Bouman and Mr. Rieser).

        Certain of our executive officers, including each of the named executive officers, are permitted to defer up to 100% of their base annual salary, annual bonus and or compensation for service as a director, under one of our two nonqualified deferred compensation plans: the Stock Deferred Compensation Plan and the Non-Stock Deferred Compensation Plan.  For deferrals under the stock plan, the executive’s account balance is credited or debited based on the performance of the assets of the stock plan trust, which are invested solely in our Common Stock purchased on the open market, except for such amounts of cash as the plan trustee deems necessary for the proper operation of the plan trust.  For deferrals under the non-stock plan, the executive’s account balance is credited or debited based on the performance of one or more measurement funds, which in turn are based on certain mutual funds selected from time to time by the our Board of Directors to act as investment measurement devices.   The executive selects the particular measurement funds for his or her account.

An executive is always 100% vested in his or her account balance, including any employer contributions which may be made by us in our discretion.  Under his new employment agreement with the Company, Mr. Feiger will be awarded, on each December 31 while he is employed by the Company (starting December 31, 2007) a fully-vested employer contribution to his account under the Non-Stock Deferred Compensation Plan in an amount equal to 20% of his base salary then in effect. With certain exceptions, our deferred compensation obligations to an executive generally will be paid after the earlier of (1) a fixed payment date, if any, as may be selected by the executive in accordance with the plan’s short-term payout provisions, or (2) the termination of the executive’s employment or service or a change in control of the Company.  Payments made pursuant to the executive’s election to be paid in connection with the short-term payout provisions of the plan generally will be made in a lump sum.  A payout triggered by the termination of the executive’s employment or a change in control generally will be made in a lump sum unless the executive has made a proper election under the plan to be paid in installments.  The plans provide for early withdrawal, with the approval of the Organization and Compensation Committee, of a participant’s account balance in the event of an unforeseeable financial emergency.  All distributions under the stock plan are made in shares of our Common Stock, except for fractional shares, which are paid in cash.  All distributions under the non-stock plan are made in cash.

Employment and Other Agreements with Named Executive Officers

Employment Agreement with Mitchell Feiger.  On December 14, 2007, we entered into a new employment agreement with Mitchell Feiger, the Company’s President and Chief Executive Officer, which replaces his prior employment agreement with the Company dated March 19, 2003.

Like his prior employment agreement, Mr. Feiger’s new employment agreement provides for a three-year term that is extended by one day on a daily basis (so that the term of the agreement is always three years) unless the Company gives notice that the extensions will cease.  The new employment agreement entitles Mr. Feiger to an annual base salary of not less than his current base salary of $600,000.  Under the new employment agreement, Mr. Feiger will be eligible to earn an annual cash bonus, at target, equal to not less than 60% of his base salary, with the possibility of earning less or more than that amount depending on the level of achievement of performance criteria established by the Company’s Board of Directors or the Organization and Compensation Committee (the “Committee”) of the Company’s Board of Directors.  Mr. Feiger is also eligible to receive discretionary bonuses, if any, as the Board or Committee may award him.

Like the prior employment agreement, the new employment agreement entitles Mr. Feiger to participation in benefit plans and the receipt of fringe benefits to the same extent as the other executive officers of the Company and the Bank, including but not limited to, payment by the Company of certain club dues and the use of a company car, and to long-term disability coverage and benefits as in effect on the date of the new employment agreement, to the extent available at reasonable cost.  The new employment agreement also provides that on each December 31st during the term of the agreement (starting December 31, 2007), provided that he is then employed by the Company, Mr. Feiger will receive a fully-vested employer contribution to his account under the Company’s non-stock non-qualified deferred compensation plan in an amount equal to 20% of his base salary then in effect (the “Deferred Compensation Contribution”).  The Deferred Compensation Contribution provision was made a part of Mr. Feiger’s new employment agreement primarily in consideration of new restrictive covenants applicable to Mr. Feiger following the termination of his employment and for changes in the termination payments under the new employment agreement compared with those under the prior employment agreement, as discussed below.

The new employment agreement provides that Mr. Feiger is to be considered for annual awards of stock options and/or other stock-based awards under the Company’s Omnibus Incentive Plan, with the expectation that his awards will have a value on the date of grant, at target, equal to 100% of his salary earned for the preceding calendar year.  The mix and terms and conditions of Mr. Feiger’s awards generally will be the same as the awards made at the same time to the other senior officers of the Company.  Each stock option granted to Mr. Feiger will have a term of ten years (or such other period as applies under the terms of stock options granted at the same time to other senior officers) and may be subject to a vesting schedule, provided that any such vesting will continue following an “involuntary termination” (as defined below) of Mr. Feiger’s employment and will accelerate in the event of Mr. Feiger’s death or disability or in the event of a “change in control” (as defined below) if the unvested portion of the stock option would otherwise terminate, in whole or in part, by reason of the change in control.  All stock options which have vested at the time of termination of Mr. Feiger’s employment will remain exercisable for one year (but not beyond the option expiration date), and any stock options that vest following an involuntary termination of Mr. Feiger’s employment will remain exercisable for one year following the vesting date (but not beyond the option expiration date).  Notwithstanding the foregoing, any outstanding stock option awarded to Mr. Feiger (vested or unvested) will be forfeited in the event his employment is terminated for cause or due to specified misconduct on his part under the federal banking laws.

Similar to the prior employment agreement, the term “involuntary termination” is defined in the new employment agreement to include termination of Mr. Feiger’s employment by the Company (other than for cause or due to death, disability or specified misconduct on his part under the federal banking laws) without his consent, or by Mr. Feiger following a material reduction of or interference with his duties, responsibilities or benefits without his consent or within 90 days after he receives written notice from the Company that the term of the agreement will not be extended (referred to below as a “Non-Extension Termination”), provided that Mr. Feiger has given timely and proper notice to the Company and the Company does not timely cure the circumstances giving Mr. Feiger the right to terminate.

        The term “change in control” is defined in the new employment agreement to mean the occurrence of any of the following: (i) any person becomes the beneficial owner of 35% or more of the voting stock of the Company or the Bank; (ii) individuals who were directors of the Company on the date of the new employment agreement (referred to as the “incumbent board”) cease to represent a majority of the Board of Directors, except to the extent new directors are supported by the incumbent board; (iii) consummation of a reorganization, merger or consolidation of the Company or the Bank, other than, in the case of the Company, a transaction where the Company’s stockholders prior to the transaction hold more than 60% of the outstanding shares of the resulting entity following the transaction, or, in the case of the Bank, a transaction where the Company owns more than 50% of the outstanding securities of the resulting institution; or (iv) consummation of a sale of all or substantially all of the assets of the Company or the Bank or approval by the stockholders of the Company or the Bank of a plan of complete liquidation of the Company or the Bank.

The new employment agreement provides that if Mr. Feiger is involuntarily terminated prior to and not in connection with a change in control, then:

(1)
He will receive monthly payments equal to the sum of one-twelfth of his then-current base salary, one-twelfth of the average annual cash incentive bonuses received by him for the two full calendar years preceding the date of termination, and one-twelfth of the amount of the Deferred Compensation Contribution that he otherwise would have received on the next December 31st, based on his then-current base salary. These payments will continue until the end of the agreement’s term unless the involuntary termination is a Non-Extension Termination, in which case the payments will continue for 18 months after the date of termination.  Under his prior employment agreement, the monthly payments to Mr. Feiger following a termination of his employment under these circumstances did not include an amount for the Deferred Compensation Contribution, and the monthly payments following a Non-Extension Termination continued for 12 months.

(2)
Mr. Feiger will, for himself, his spouse and his eligible dependents, continue to receive health benefit coverage generally at the Company’s sole cost, other than co-payments and deductibles, and on terms as favorable to him as to other executive officers of the Company, until he becomes eligible for Medicare benefits (and for his spouse until the date that is seven months after he becomes eligible for Medicare benefits).  In the event of Mr. Feiger’s death prior to becoming eligible for Medicare benefits, his surviving spouse and eligible dependents will receive the Company-provided health benefits described above until seven months after the date on which Mr. Feiger would have been eligible for Medicare benefits if he had survived.  After Mr. Feiger becomes eligible for Medicare benefits, he may elect to continue receiving the health benefits described above at his sole cost for the remainder of his lifetime.  This continuation of health benefit coverage, which is essentially the same health benefit coverage continuation as was provided for under Mr. Feiger’s prior employment agreement, is referred to below as the “Post-Employment Health Benefit.”

(3)
Mr. Feiger will receive all other accrued but unpaid amounts to which he is entitled under the agreement, including any unpaid salary, bonus, expense reimbursements and vested employee benefits.  These amounts are referred to below as “Accrued Compensation.”

The new employment agreement provides that if Mr. Feiger is involuntarily terminated in connection with or following a change in control, then:

(1)	He will receive any Accrued Compensation and the Post-Termination Health Benefit.

(2)
If the involuntary termination occurs in connection with or within 18 months after a change in control, he also will receive a lump sum amount in cash equal to three times the sum of his then current base salary and target annual bonus (currently 65% of his base salary) plus an amount equal to the present value of the annual Deferred Compensation Contributions that otherwise would have been credited to Mr. Feiger pursuant to the agreement on each subsequent December 31st until the later of three years after the date of termination of employment or December 31st of the calendar year in which Mr. Feiger would attain age 60.

By contrast, Mr. Feiger’s prior employment agreement provided that if his employment were involuntarily terminated in connection with or following a change in control, he would have received, in addition to any Accrued Compensation and substantially the same Post-Termination Health Benefit, a lump sum payment equal to 299% of his “base amount” (as defined in Section 280G of the Internal Revenue Code) of compensation, plus, if he offered to continue to work in his present position but that offer were rejected by the Company or its successor, monthly payments (not to exceed $1,500,000 in the aggregate) equal to the sum of one-twelfth of his then-current base salary and one-twelfth of the average annual cash bonuses received by him for the two full calendar years preceding the date of termination.  These payments would have continued for the lesser of the remaining term of the agreement and 18 months after the date of termination and been subject to reduction by the amount of any earned income from providing services to another company during the payment period.

Mr. Feiger’s existing tax gross up agreement with the Company dated November 3, 2004 was not modified in connection with the new employment agreement and remains in effect.  See “—Tax Gross Up Agreements” below.

Like the prior employment agreement, the new employment agreement provides that if Mr. Feiger voluntarily terminates his employment for a reason that does not constitute “involuntary termination,” if the Company terminates Mr. Feiger’s employment after he has been disabled for one year, or if Mr. Feiger’s employment terminates due to death, then in any such case the Company’s only obligations under the agreement will be the payment of any Accrued Compensation and provision of the Post-Employment Health Benefit (to Mr. Feiger’s surviving spouse and eligible dependents, if the termination is due to Mr. Feiger’s death).  As under the prior employment agreement, under the new employment agreement, if Mr. Feiger’s employment is terminated for cause or for specified misconduct on his part under the federal banking laws, the Company’s only post-termination obligation under the agreement will be the payment of any Accrued Compensation.

Unlike the prior employment agreement, the new employment agreement imposes non-competition and non-solicitation covenants that will apply for one year following the termination of Mr. Feiger’s employment for any reason.  If Mr. Feiger breaches these covenants following an involuntary termination of his employment, the Company will be entitled to recover any amounts paid to him as a result of that termination.

Employment Agreement with Ronald D. Santo.  Effective as of November 1, 2004, the Bank entered into an amendment and restatement of its employment agreement with Ronald D. Santo, Vice President of the Company and Chairman and Group President of the Bank.  The agreement has a three-year term, commencing November 1, 2004, and provides for extensions of one year, in addition to the then-remaining term under the agreement, on each November 1, as long as the Bank has not notified Mr. Santo at least 90 days in advance that future extensions will cease.  Pursuant to the most recent extension, the agreement is currently scheduled to expire on November 1, 2010.  The agreement provides for a minimum annual base salary of $300,000 and equitable participation in bonus programs for executive officers.  The agreement also provides for participation in other benefit plans to the same extent as the other executive officers of the Bank, including but not limited to life, disability, health and dental insurance coverage and employee retirement plans, payment of certain club dues, participation in the Bank’s auto leasing program, option grants under our Omnibus Incentive Plan (or any successor plan) to the extent options are granted to any executive officer of the Bank in a given year and the continued payment by the Bank of premiums on a supplemental life insurance policy maintained for the benefit of Mr. Santo.  Mr. Santo is entitled to a minimum of four weeks’ paid vacation under the agreement.  The Bank also has agreed that Mr. Santo may work remotely from his second home for up to two weeks per year at full salary and up to six weeks per year at half salary.

If Mr. Santo’s employment is involuntarily terminated by the Bank during the term of the agreement, other than under the circumstances entitling him to change in control severance benefits as described below, then:

(1)he will receive monthly until the end of the agreement’s term 1/12th of his then current annual salary and 1/12th of the average annual amount of cash bonuses for the two full fiscal years preceding the date of termination;

(2)he will until age 65 or the current Medicare eligibility age be entitled to the same health and dental benefits for himself and his dependents as he and they would have been eligible for if he were still employed, subject to reduction to the extent he receives equivalent or better benefits from another employer and provided that Mr. Santo will bear the entire cost of these benefits after the end of the agreement’s term.  If during the term of the agreement or while receiving the aforementioned health benefits, Mr. Santo dies, attains age 65 or the then current Medicare eligibility age, Mr. Santo’s spouse will be entitled to continue such benefits until she attains age 65 or the then current Medicare eligibility age, provided that she pays the same portion of premiums that Mr. Santo would have paid for single coverage had he continued such benefits.  Additionally, the Bank will continue to pay the premiums on the long-term care insurance policies owned by Mr. Santo and his spouse, and, upon Mr. Santo’s attaining age 65 or the current Medicare eligibility age, he and his spouse will, provided he meets specified Medicare eligibility criteria, receive coverage under a Medicare Supplemental Insurance Plan, provided that the Bank’s obligations to pay the premiums on the long-term care policies and the Medicare Supplemental Insurance plan will not exceed an annual aggregate cost of $25,000 or, upon the death of either Mr. Santo or his spouse, $12,500 (the “Continued Health Coverage”);

(3)there will be full vesting of any unvested stock options granted to him under the Company’s Omnibus Incentive Plan (or any successor plan), which options will remain exercisable for at least one year (or until the expiration dates of such options, if earlier), as stated in the original option agreements;

(4)there will generally be full vesting of any other unvested amounts under other benefit plans in which he is a participant;

(5)he will have the opportunity to purchase the key man life insurance policy maintained for him by the Bank for its then cash surrender value; and

(6)the Bank will continue to provide during the remaining term of the agreement the group term life insurance benefit maintained for Mr. Santo at the same premium cost to him, or, if the Bank is unable to provide such group term life insurance, Mr. Santo will be entitled to convert such coverage to an individual insurance policy.

If Mr. Santo’s employment is involuntarily terminated within 24 months after a change in control of the Bank, then in lieu of the involuntary termination severance benefits described in items (1)-(6) above and in lieu of any other severance benefits to which he may otherwise be entitled under any other severance or termination plan or arrangement of the Bank, he will receive the following change in control severance benefits:

(1)a lump sum amount in cash equal to his annual base salary, prorated for unpaid vacation taken in the prior calendar year, multiplied by 2.99;

(2)a lump sum amount equal to his average annual bonus over the prior three fiscal years, multiplied by 2.99 (provided that for these purposes, the bonuses earned by Mr. Santo in each of 2002, 2003 and 2004 will be increased by $100,000);

(3)all stock options awarded to him under the Company’s Omnibus Incentive Plan will be treated in accordance with the terms and conditions of the Omnibus Incentive Plan;

(4)immediate vesting and payment of his other benefits, to the extent allowed under the applicable plan, under all non-qualified retirement plans of the Bank and its affiliates in which he participates;

(5)the continuation for three years of the group term life insurance benefit maintained for Mr. Santo at the same premium cost to him, or, if the Bank is unable to provide such group term life insurance, Mr. Santo will be entitled to convert such coverage to an individual insurance policy, without regard to the federal income tax consequences of that continuation;

(6)the Continued Health Coverage; and

(7)he will have the opportunity to purchase the key man life insurance policy maintained for him by the Bank for its then cash surrender value.

In addition, Mr. Santo will be entitled to the change in control severance benefits described above if: (1) within 24 months after a change in control of the Bank, a successor to the Bank fails to assume the Bank’s obligations under the agreement; (2) within 24 months after a change in control of the Bank, the Bank or any successor to the Bank materially breaches any provision of the agreement and does not timely cure the breach; or (3) Mr. Santo’s employment is involuntary terminated during the term of the agreement within six months prior to a change in control of the Bank and either (1) the termination was at the request or direction of the person which has entered into an agreement with the Bank for a transaction that will result in the change in control or (2) Mr. Santo reasonably demonstrates that the termination is otherwise in connection with or in anticipation of the change in control.

The term “involuntary termination” is defined to include termination of employment by the Bank without Mr. Santo’s consent or by Mr. Santo following a specified reduction of or interference with his duties, responsibilities or benefits without his consent.

If Mr. Santo voluntarily terminates his employment for a reason that does not constitute “involuntary termination” for purposes of the agreement, then the Bank will be obligated for Mr. Santo’s salary and benefits through the date of termination, at the time such payments are due.  The Bank also will be obligated for a final annual cash bonus payable on the termination date in a prorated amount consistent with the Bank’s year-end bonus practices.  In addition, Mr. Santo will be entitled to the Continued Health Coverage and will have the opportunity to purchase the supplemental and key man life insurance policies maintained by the Bank for him for their respective cash surrender values.  If Mr. Santo’s employment terminates due to death, his estate or other designated beneficiary will receive continued payments of his salary through the last day of the calendar month in which he dies, and a prorated cash bonus in an amount consistent with the Bank’s year-end bonus practices.  If Mr. Santo’s employment is terminated for cause, the Bank will have no further obligations to him under the agreement.

The agreement contains a covenant not to compete with the Bank following Mr. Santo’s termination of employment in a specified area of the State of Illinois and for a period of time dependent on the circumstances of his termination.

Change in Control Severance Agreements.  On February 19, 2002, the Bank entered into a change in control severance agreement with each of Thomas D. Panos, President, Chief Commercial Banking Officer of the Bank and Jill E. York, Executive Vice President, Chief Financial Officer of the Bank, and on December 14, 2007, the Bank entered into a change in control severance agreement with Rosemarie Bouman, Executive Vice President, Administration, of the Bank.  Each agreement is for a three-year term, which is automatically extended for one year on each February 19 in the case of Mr. Panos and Ms. York and each December 14 in the case of Ms. Bouman (so that the agreement has a three-year term following the extension).  Pursuant to the most recent extensions of the agreements with Mr. Panos and Ms. York, these agreements currently are scheduled to expire on February 19, 2010.  Each agreement provides that if a change in control of the Company or the Bank occurs, and within 24 months thereafter the executive’s employment is involuntarily terminated without just cause or the executive voluntarily terminates his or her employment for good reason, he or she will be entitled to receive the following severance benefits:

(1)	a lump sum amount in cash equal to the executive’s annual base salary multiplied by two;

(2)	a lump sum amount in cash equal to the executive’s average annual bonus over the last two complete fiscal years multiplied by two;

(3)
immediate vesting of all of the executive’s benefits under all non-qualified retirement plans of the Bank and its affiliates in which the executive participates, subject, in the case of stock options, to the terms of the plan under which they were granted; and

(4)
continuation of health, dental, long-term disability and group term life insurance coverage at the same premium cost to the executive until the second anniversary of the executive’s termination date, subject to earlier discontinuation if the executive receives substantially similar benefits from a subsequent employer.

In addition, the executive will be entitled to the severance benefits described above if: (1) within 24 months after a change in control of the Company or the Bank, a successor to the Bank fails to assume the Bank’s obligations under the agreement; (2) within 24 months after a change in control of the Company or the Bank, the Bank or any successor to the Bank breaches any provision of the agreement; or (3) the executive’s employment is involuntary terminated without just cause within six months prior to a change in control that occurs during the term of the agreement and either (1) the termination was at the request or direction of the person which has entered into an agreement with the Bank for a transaction that will result in a change in control or (2) the executive reasonably demonstrates that the termination is otherwise in connection with or in anticipation of the change in control.

        The term “good reason” is defined to include a specified reduction in the executive’s duties, responsibilities and compensation and other benefits.

The change in control severance agreements with Mr. Panos and Ms. York were amended on December 14, 2007, primarily to conform the definition of the term “change in control” contained in their change in control severance agreements with the definition of that term in Mr. Feiger’s new employment agreement as described above, except that, consistent with the original terms of these change in control severance agreements, a reorganization, merger or consolidation involving the Company will constitute a change in control if the Company’s stockholders following the transaction own less than 70% (compared to 60% in Mr. Feiger’s new employment agreement) of the outstanding shares of the resulting entity following the transaction.  The definition of “change in control” in Ms. Bouman’s change in control severance agreement is identical to the definition of that term in Mr. Feiger’s new employment agreement.

Tax Gross Up Agreements. On November 3, 2004, the Company entered into tax gross up agreements with each of Messrs. Feiger, Panos and Santo and Ms. York, and on December 14, 2007 the Company entered into a tax gross up agreement with Ms. Bouman.  Each tax gross up agreement provides that if the executive becomes entitled to receive payments or benefits in connection with a change in control, whether under his or her employment or change in control severance agreement, as applicable, or otherwise, then to the extent such payments or benefits constitute “excess parachute payments” under Section 280G of the Internal Revenue Code, the executive generally will be paid an additional amount (referred to as a “gross up payment”) that will offset on an after tax basis, the effect of any excise tax consequently imposed upon him or her under Section 4999 of the Internal Revenue Code.  The term “change in control” is defined generally a change in ownership of the Company or a significant financial institution subsidiary of the Company.

       The tax gross up agreements provide that no gross up payment will be made if the executive’s employment is terminated for cause or is voluntarily terminated by the executive within one year before or after a change in control for any reason, other than:

•	death or disability,
•	retirement after age 65,
•	a requirement that the executive, without his or her consent, work at a location that is not within a 35 mile radius of downtown Chicago, Illinois, other than reasonable travel requirements,
•
a reduction in the executive’s base annual salary without his or her consent, unless the reduction occurs at least six months prior to a change in control and is applied on a uniform and equitable basis to all members of senior management, or

•	a material reduction in the executive’s contractual incentive or bonus compensation or benefits, if any, without his or her consent.

The tax gross up agreements supersede provisions contained in the employment agreement with Mr. Santo and the change in control severance agreements with Mr. Panos and Ms. York that provide for a reduction in severance benefits in order to prevent the payment of an excess parachute payment.

Separation and Settlement Agreement with Richard M. Rieser, Jr.   On October 23, 2007, the Company and Mr. Rieser executed a Separation and Settlement Agreement and Mutual Release (the “Separation and Settlement Agreement”).  Pursuant to the Separation and Settlement Agreement, Mr. Rieser resigned from each of his positions with the Company, including his position as a director of the Company, effective as of the close of business on October 23, 2007.

In settlement of its remaining obligations to him under his employment agreement, which otherwise would have terminated on August 25, 2011, the Company will make a lump sum cash payment to Mr. Rieser on April 24, 2008 (the “Payment Date”) in the aggregate gross amount of $3,965,000.  The Separation and Settlement Agreement also provides for the acceleration of vesting of 5,551 shares of restricted stock and 5,604 restricted stock units previously awarded to Mr. Rieser pursuant to his employment agreement, all of which were scheduled to vest on August 24, 2011, and further provides that the restricted stock units will be settled on the Payment Date in an equal number of unrestricted shares of Company common stock.  In addition, the Separation and Settlement Agreement specifies the payout terms of Mr. Rieser’s benefits under his Supplemental Pension Benefit Agreement, originally entered into in October 1994, which will commence on the Payment Date.

The termination of his employment will result in the commencement of other payments and benefits to Mr. Rieser, including (i) twelve annual payments of $80,000, commencing on the Payment Date, in consideration for a covenant not to solicit the Company’s customers or employees for two years, pursuant to his Agreement Regarding Post-Employment Restrictive Covenants, originally entered into in October 1994; (ii) the distribution of his Executive Deferred Compensation Plan account balance, with amounts deferred prior to January 1, 2005 and earnings thereon payable in substantially equal monthly installments over five years, commencing November 1, 2007 and amounts deferred after December 31, 2004 and earnings thereon paid in a lump sum on the Payment Date; and (iii) the continuation of health benefits as provided for under his employment agreement, except that the coverage limitation specified in the employment agreement will not apply until October 24, 2009 and Mr. Rieser and his spouse must use best efforts to obtain Medicare and Medicare “supplemental coverage” as soon as they are eligible to do so.  The Separation and Settlement Agreement requires Mr. Rieser’s continued assistance to the Company in connection with specified litigation, and requires the Company to provide him with office and secretarial support through May 31, 2008.  The Separation and Settlement Agreement required the Company to provide reasonable funding for Mr. Rieser to arrange a departure party for himself, and to pay fees of $25,000 to Mr. Rieser’s legal counsel for the drafting and negotiation of the Separation and Settlement Agreement.

Potential Payments Upon Termination of Employment

The following tables summarize the approximate value of the termination payments and benefits that the named executive officers other than Mr. Rieser would have received if their employment had been terminated on December 31, 2007 under the circumstances shown.  The tables exclude (i) amounts accrued through December 31, 2007 that would be paid in the normal course of continued employment, such as accrued but unpaid salary and bonus amounts, (ii) vested account balances under our 401(k) profit sharing plan and (iii) vested account balances under our nonqualified deferred compensation plans, as described under “Nonqualified Deferred Compensation.”

Mitchell Feiger

Termination Scenario	Annual Compensation Continuation ($)	Health Coverage Continuation ($)(2)	Accelerated Vesting of Stock Options and Accelerated Vesting of Restricted Stock ($)(4)	Lump Sum Change in Control Amount ($)(5)	Tax Gross Up Payment ($)(6)

If termination for cause occurs	$ -	$ -	$ -	$ -	$ -

If voluntary termination (not constituting “involuntary termination” under Employment Agreement) occurs	$ -	$ 234,548	$ -	$ -	$ -

If “involuntary termination” under Employment Agreement (not in connection with or after change in control) occurs	$ 2,450,563(1)	$ 234,548	$ 469,017	$ -	$ -

If “involuntary termination” under Employment Agreement in connection with or after change in control occurs	$ -	$ 234,548	$ 469,017	$ 3,974,775	$ 1,779,115

If termination occurs as a result of disability	$ 125,400(3)	$ 234,548	$ 469,017	$ -	$ -

If termination occurs as a result of death	$ -	$ 156,365	$ 469,017	$ -	$ -

(1)
Represents the present value, assuming a discount rate of 5%, of the total compensation continuation payments which are payable monthly to Mr. Feiger under his employment agreement for the applicable period, as described under “Employment and Other Agreements with Named Executive Officers-Employment Agreement with Mitchell Feiger.”  Assuming a termination on December 31, 2007, the monthly payment amount would be $76,031.  In the case of an “involuntary termination” (as defined in Mr. Feiger’s employment agreement – see “Employment and Other Agreements with Named Executive Officers-Employment Agreement with Mitchell Feiger”) not in connection with or after a change in control, these payments would continue through December 14, 2010; provided, however, that if the involuntary termination were a “Non-Extension Termination,” (as defined in Mr. Feiger’s employment agreement – see “Employment and Other Agreements with Named Executive Officers–Employment Agreement with Mr. Feiger”), payments would continue only through June 30, 2009, resulting in a present value of total payments, assuming a discount rate of 5%, of $1,315,865 instead of $2,450,563.

(2)
Represents the approximate cost of providing the “Post-Employment Health Benefit” described under “Employment and Other Agreements with Named Executive Officers-Employment Agreement with Mitchell Feiger.”  Amount shown represents the present value of the aggregate premium payments to be made by the Company, assuming a 5% annual increase in premiums and a discount rate of 5%.  If the event of Mr. Feiger’s death, the Company will continue to provide this benefit to Mr. Feiger’s surviving spouse and eligible dependents.

(3)
Represents the present value of the total salary continuation payments payable to Mr. Feiger pursuant to his employment agreement, assuming a discount rate of 5% and further assuming that the Board of Directors exercises its right to discontinue these payments six months after it has determined that Mr. Feiger has become entitled to benefits under a disability plan or is otherwise unable to fulfill his duties under the employment agreement.

(4)
The terms of Mr. Feiger’s stock options provide that all unvested options will vest in full in the event his employment is terminated due to disability or death.  Because the closing price of our Common Stock on December 31, 2007 ($30.83) was less than the exercise price of each of Mr. Feiger’s unvested options as of that date, no acceleration value for stock options is reflected in the amount in the table for those termination scenarios.  The terms of Mr. Feiger’s restricted stock awards provide that all unvested shares of restricted stock vest in the case of termination due to death, disability or involuntary termination without cause.  The amount in the table reflects the value of the shares of restricted stock vested as a result of the assumed termination event, based on the $30.83 closing price of our Common Stock on December 31, 2007.

(5)
Represents lump sum amount payable to Mr. Feiger under his employment agreement in the event his employment is “involuntarily terminated” in connection with or following a change in control of the Company, as described under “Employment and Other Agreements with Named Executive Officers-Employment Agreement with Mitchell Feiger.”

(6)	Represents tax gross up payment payable to Mr. Feiger under the circumstances described under “Employment and Other Agreements with Named Executive Officers-Tax Gross Up Agreements.”

Jill E. York

Termination Scenario	Lump Sum Change in Control Amount ($)(1)	Continuation of Health, Disability and Group Life Insurance Benefits ($)(2)	Accelerated Vesting of Stock Options and Accelerated Vesting of Restricted Stock ($)(3)	Tax Gross Up Payment ($)(4)

If termination for cause occurs	$ -	$ -	$ -	$ -

If voluntary termination (not for “Good Reason,” as defined in change in control severance agreement) occurs	$ -	$ -	$ -	$ -

If involuntary termination other than for cause, or voluntary termination for Good Reason, not in connection with or after change in control, occurs	$ -	$ -	$ 164,201	$ -

If involuntary termination other than for cause, or voluntary termination for Good Reason, occurs in connection with or within 24 months after change in control	$ 790,482	$ 28,055	$ 164,201	$ 308,395

If termination occurs as a result of disability	$ -	$ -	$ 164,201	$ -

If termination occurs as a result of death	$ -	$ -	$ 164,201	$ -

(1)
Represents lump sum amount payable to Ms. York under her change in control severance agreement, as described under “Employment and Other Agreements with Named Executive Officers-Change in Control Severance Agreements.”

(2)
Represents the approximate cost of providing the continued health, dental, group life and disability benefit coverage for two years to Ms. York under her change in control severance agreement.  Amount shown represents the present value of the portion of premium payments made by the Bank, assuming a 5% annual increase in premiums and a discount rate of 5%.

(3)
The terms of Ms. York’s stock options provide that all unvested options will vest in full in the event her employment is terminated due to disability.  Because the closing price of our Common Stock on December 31, 2007 ($30.83) was less than the exercise price of each of Ms. York’s unvested options as of that date, no acceleration value for stock options is reflected in the amount in the table for that termination scenario.  The terms of Ms. York’s restricted stock awards provide that all unvested shares of restricted stock vest in the case of termination due to death, disability or involuntary termination without cause.  The amount in the table reflects the value of the shares of restricted stock vested as a result of the assumed termination event, based on the $30.83 closing price of our Common Stock on December 31, 2007.

(4)	Represents tax gross up payment payable to Ms. York under the circumstances described under “Employment and Other Agreements with Named Executive Officers-Tax Gross Up Agreements.”

Thomas D. Panos

Termination Scenario	Lump Sum Change in Control Amount ($)(1)	Continuation of Health, Disability and Group Life Insurance Benefits ($)(2)	Accelerated Vesting of Stock Options and Accelerated Vesting of Restricted Stock ($)(3)	Tax Gross Up Payment ($)(4)

If termination for cause occurs	$ -	$ -	$ -	$ -

If voluntary termination (not for “Good Reason,” as defined in change in control severance agreement) occurs	$ -	$ -	$ -	$ -

If involuntary termination other than for cause, or voluntary termination for Good Reason, not in connection with or after change in control, occurs	$ -	$ -	$ 218,153	$ -

If involuntary termination other than for cause, or voluntary termination for Good Reason, occurs in connection with or within 24 months after change in control	$ 937,641	$ 18,339	$ 218,153	$ -

If termination occurs as a result of disability	$ -	$ -	$ 218,153	$ -

If termination occurs as a result of death	$ -	$ -	$ 218,153	$ -

(1)
Represents lump sum amount payable to Mr. Panos under his change in control severance agreement, as described under “Employment and Other Agreements with Named Executive Officers-Change in Control Severance Agreements.”

(2)
Represents the approximate cost of providing the continued health, dental, group life and disability benefit coverage for two years to Mr. Panos under his change in control severance agreement.  Amount shown represents the present value of the portion of premium payments made by the bank, assuming a 5% annual increase in premiums and a discount rate of 5%.

(3)
The terms of Mr. Panos’ stock options provide that all unvested options will vest in full in the event his employment is terminated due to disability.  Because the closing price of our Common Stock on December 31, 2007 ($30.83) was less than the exercise price of each of Mr. Panos’ unvested options as of that date, no acceleration value for stock options is reflected in the amount in the table for that termination scenario.  The terms of Mr. Panos’ restricted stock awards provide that all unvested shares of restricted stock vest in the case of termination due to death, disability or involuntary termination without cause.  The amount in the table reflects the value of the shares of restricted stock vested as a result of the assumed termination event, based on the $30.83 closing price of our Common Stock on December 31, 2007.

(4)
Based on the amounts shown in the table, no tax gross up payment would be payable to Mr. Panos under his tax gross up agreement.  See “Employment and Other Agreements with Named Executive Officers-Tax Gross Up Agreements.”

Ronald D. Santo

Termination Scenario	Salary and Bonus Continuation ($)(1)	Continued Health and Long-Term Care Benefits ($)(2)	Accelerated Vesting of Stock Options and Restricted Stock ($)(4)	Continuation of Group Term Life Insurance Benefit ($)(5)	Supplemental Life Insurance Policy Death Benefit ($)(6)	Payment of Change in Control Lump Sum Amount ($)(7)	Tax Gross Up Payment ($)(8)

If termination for cause occurs	$ -	$ -	$ -	$ -	$ -	$ -	$ -

If voluntary termination occurs (not constituting “involuntary termination under Employment Agreement”)	$ -	$ 156,540	$ 173,419	$ -	$ -	$ -	$ -

If “involuntary termination” under Employment Agreement (not in connection with or after change in control) occurs	$ 1,152,252	$ 156,540	$ 173,419	$ 17,970	$ -	$ -	$ -

If “involuntary termination” under Employment Agreement occurs in connection with or within 24 months after change in control	$ -	$ 156,540	$ 173,419	$ 19,864	$ -	$ 1,391,394	$ 475,794

If termination occurs as a result of disability	$ 34,966(3)	$ 156,540	$ 173,419	$ -	$ -	$ -	$ -

If termination occurs as a result of death	$ -	$ 84,698	$ 173,419	$ -	$ 265,000	$ -	$ -

(1)
Represents the present value, assuming a discount rate of 5%, of the total salary and bonus continuation payments which are payable monthly to Mr. Santo under his employment agreement for the applicable period described under “Employment and Other Agreements with Named Executive Officers-Employment Agreement with Ronald D. Santo.”  Assuming a termination on December 31, 2007, the monthly payment amount would be $33,785, and these monthly payments would continue through November 1, 2010.  These monthly payments are subject to reduction for income earned from another company during the payout period; the amount in the table assumes no such reduction.  In the case of voluntary termination that does not constitute “involuntary termination” (as defined in Mr. Santo’s employment agreement – see “Employment and Other Agreements with Named Executive Officers-Employment Agreement with Ronald D. Santo”), Mr. Santo’s agreement provides for a final pro-rated annual bonus consistent with the year-end bonus practices.  No value was assigned to this award in the table above under the scenario of voluntary termination.

(2)
Represents the approximate cost of providing the “Continued Health Coverage” described under “Employment Agreements with Named Executive Officers-Employment Agreement with Ronald D. Santo.”  As explained in greater detail under that section, the “Continued Health Coverage” is basically comprised of (i) lifetime coverage of continued health benefits for Mr. Santo and continued coverage for his spouse through age 65 (Mr. Santo attained age 65 in September 2007); (ii) lifetime coverage of continued premium payments by the Bank on long-term care insurance policies maintained for Mr. Santo and his spouse; and (iii) lifetime coverage under a Medicare Supplemental Insurance Plan starting at age 65 for Mr. Santo and his spouse; provided, however, that the annual costs to the Bank under (ii) and (iii) are not to exceed $25,000 (or $12,500 upon the death of Mr. Santo or his spouse).   The amount shown in the table represents the aggregate present value of the portion of the premium payments to be made by the Bank, assuming a 5% annual increase in premiums and a discount rate of 5%, and, in the case of the Continued Health Coverage benefit, using a life expectancy of 16 years, starting at age 65.

(3)
Represents the present value of the total salary continuation payments payable to Mr. Santo pursuant to his employment agreement, assuming a discount rate of 5% and further assuming that the Board of Directors exercises its right to discontinue these payments six months after it has determined that Mr. Santo has become entitled to benefits under a disability plan or is otherwise unable to fulfill his duties under the employment agreement.

(4)
The terms of Mr. Santo’s stock options provide that all unvested options will vest in full in the event his employment is voluntarily or involuntarily terminated other than for cause, or terminated due to disability or death.  Because the closing price of our Common Stock on December 31, 2007 ($30.83) was less than the exercise price of each of Mr. Santo’s unvested options as of that date, no acceleration value for stock options is reflected in the amount in the table for those termination scenarios.  The terms of Mr. Santo’s restricted stock awards provide that all unvested shares of restricted stock vest in the case of voluntary termination, involuntary termination without cause, or termination due to death or disability. The amount in the table reflects the value of the shares of restricted stock vested as a result of the assumed termination event, based on the $30.83 closing price of our Common Stock on December 31, 2007.

(5)
Mr. Santo’s employment agreement provides for the continuation of group term life insurance under the indicated termination scenarios, at the same premium cost to Mr. Santo.  In the case of involuntary termination not in connection with or after a change in control, this benefit is provided for the remaining term of the agreement (i.e., through November 1, 2010, assuming a termination on December 31, 2007).  In the case of involuntary termination in connection with or after a change in control, this benefit is provided for three years after the termination (i.e., through December 31, 2010, assuming a termination on December 31, 2007), and Mr. Santo is reimbursed for the taxes incurred on such benefit.

(6)
Amount in table represents death benefit payable under supplemental life insurance policy maintained by the Bank for Mr. Santo.  In addition, Mr. Santo’s employment agreement provides that if his employment is voluntarily terminated or involuntarily terminated (regardless of whether in connection with or after a change in control), he has the option to purchase a key man life insurance policy maintained by the Bank on his life for the cash surrender value of the policy (as of December 31, 2007, the death benefit payable under this key man policy was $380,800 and the cash surrender value was $26,394).

(7)
Represents lump sum amount payable to Mr. Santo under his employment agreement in the event his employment is involuntarily terminated in connection with or within 24 months after a change in control of the Company, as described under “Employment and Other Agreements with Named Executive Officers-Employment Agreement with Ronald D. Santo.”

(8)	Represents tax gross up payment payable to Mr. Santo under the circumstances described under “Employment and Other Agreements with Named Executive Officers-Tax Gross Up Agreements.”

Rosemarie Bouman

Termination Scenario	Lump Sum Change in Control Amount ($)(1)	Continuation of Health, Disability and Group Life Insurance Benefits ($)(2)	Accelerated Vesting of Stock Options and Accelerated Vesting of Restricted Stock ($)(3)	Tax Gross Up Payment ($)(4)

If termination for cause occurs	$ -	$ -	$ -	$ -

If voluntary termination (not for “Good Reason,” as defined in change in control severance agreement) occurs	$ -	$ -	$ -	$ -

If involuntary termination other than for cause, or voluntary termination for Good Reason, not in connection with or after change in control, occurs	$ -	$ -	$ 26,329	$ -

If involuntary termination other than for cause, or voluntary termination for Good Reason, occurs in connection with or within 24 months after change in control	$ 737,458	$ 28,055	$ 26,329	$ -

If termination occurs as a result of disability	$ -	$ -	$ 26,329	$ -

If termination occurs as a result of death	$ -	$ -	$ 26,329	$ -

(1)
Represents lump sum amount payable to Ms. Bouman under her change in control severance agreement, as described under “Employment and Other Agreements with Named Executive Officers-Change in Control Severance Agreements.”

(2)
Represents the approximate cost of providing the continued health, dental, group life and disability benefit coverage for two years to Ms. Bouman under her change in control severance agreement.  Amount shown represents the present value of the portion of premium payments made by the bank, assuming a 5% annual increase in premiums and a discount rate of 5%.

(3)
The terms of Ms. Bouman’s stock options provide that all unvested options will vest in full in the event her employment is terminated due to disability.  Because the closing price of our Common Stock on December 31, 2007 ($30.83) was less than the exercise price of each of Ms. Bouman’s unvested options as of that date, no acceleration value for stock options is reflected in the amount in the table for that termination scenario.  The terms of Ms. Bouman’s restricted stock awards provide that all unvested shares of restricted stock vest in the case of termination due to death, disability or involuntary termination without cause.  The amount in the table reflects the value of the shares of restricted stock vested as a result of the assumed termination event, based on the $30.83 closing price of our Common Stock on December 31, 2007.

(4)
Based on the amounts shown in the table, no tax gross up payment would be payable to Ms. Bouman under her tax gross up agreement.  See “Employment and Other Agreements with Named Executive Officers-Tax Gross Up Agreements.”

Organization and Compensation Committee Report

The Organization and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained above with management and, based on such review and discussion, the Organization and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Organization and Compensation Committee of the Company’s Board of Directors:

Karen J. May, Chairperson
James N. Hallene
Richard J. Holmstrom

Organization and Compensation Committee Interlocks and Insider Participation

No member of the Organization and Compensation Committee is a current or former officer or employee of the Company or any of the Company’s subsidiaries.  None of our executive officers has served on the board of directors or the compensation committee of any other entity that had an executive officer serving on our Board of Directors or on the Organization and Compensation Committee of our Board of Directors.  During 2007, we had various ordinary course lease banking transactions with a company, and an affiliated entity, of which Organization and Compensation Committee Chair Karen J. May is an executive officer.  See “Certain Transactions.”

DIRECTOR COMPENSATION

For 2007, the fees paid to our directors for meeting attendance were as follows (all increases noted occurred in July 2007):

•	a fee for each regular Board meeting attended of $2,900, increased to $3,000;
•	a fee for each special Board meeting attended of $1,450, increased to $1,500;
•	a fee for each committee meeting attended of $900, increased to $1,000; and
•	a fee for each Executive Loan Committee meeting attended of $400, increased to $1,000.

For 2007, the annual retainers paid were as follows (all increases noted occurred in July 2007):

•	Board members (other than the Chairman), increased from $22,000 to $26,000;
•	the Chairman of the Board, increased from $45,000 to $50,000;
•	the Compliance and Audit Committee chairperson, increased from $1,300 to $5,000; and
•	the Organization and Compensation Committee chairperson, and the Nominating and Corporate Governance Committee chairperson, each increased from $1,300 to $3,500.

All fees earned by our Company directors for 2007 could be deferred into our Stock Deferred Compensation Plan or Non-Stock Deferred Compensation Plan, described under “Nonqualified Deferred Compensation.”  Up to 70% of fees not deferred could, in lieu of cash, be paid in five-year, immediately exercisable options to purchase Common Stock granted under our Omnibus Incentive Plan and up to 100% of fees not deferred could be paid in shares of restricted stock granted under the Omnibus Plan that vest on the first anniversary of the grant date.  Grants of stock options and restricted stock in lieu of director fees are made on the last business day of each calendar quarter.

Director Compensation Table

The following table sets forth certain information regarding the compensation earned by or awarded to each director, who is not also a named executive officer, who served on our Board of Directors in 2007.  Directors who are employees of the Company are compensated for their service as directors.  See “Executive Compensation-Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3)	Option Award(s) ($) (4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)

David P. Bolger	-	27,261	31,384	-	-	-	58,645
Robert S. Engelman, Jr. (1)	50,568	-	-	-	-	-	50,568
Charles J. Gries	52,068	-	-	-	-	-	52,068
James N. Hallene	-	24,158	47,618	-	-	-	71,776
Thomas H. Harvey	77,334	-	-	-	-	-	77,334
Patrick Henry	64,751	-	-	-	-	-	64,751
Richard J. Holmstrom	19,940	-	46,528	-	-	-	66,468
Karen J. May	29,901	-	13,332	-	-	-	43,233

(1)
Mr. Engelman, a former Chief Executive Officer of one of the Company’s predecessors, receives a fixed annual lifetime retirement benefit of $225,000 pursuant to his supplemental executive retirement plan with the Bank.  Pursuant to his employment agreement entered into in October 1998, Mr. Engelman also receives lifetime health benefits for himself and his dependents, provided that Mr. Engelman reimburses the Company for the COBRA premium.  See “Certain Transactions”.

(2)
Includes amounts deferred under our stock and non-stock deferred compensation plan, as follows: Mr. Engelman - $50,568 in non-stock deferred compensation plan; Mr. Gries - $52,068 in stock deferred compensation plan; Mr. Harvey - $77,334 in non-stock deferred compensation plan; Mr. Henry - $64,751 in non-stock deferred compensation plan; Mr. Holmstrom - $19,940 in non-stock deferred compensation plan and Ms. May $29,901 in stock deferred compensation plan.

(3)
Reflects the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2007, in accordance with FAS 123R, of restricted stock granted under the Omnibus Incentive Plan. The assumptions used in the calculation of these amounts are included in Note 20 of the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2008.  The restricted stock grants for which expense is shown in the table include grants in 2007 for director fees in lieu of cash of 922 shares to Mr. Bolger and 605 shares to Mr. Hallene, which had grant date fair values calculated in accordance with FAS 123R of $31,363 and $20,411, respectively. These 2007 restricted stock grants to Messrs. Hallene and Henry were the only shares of restricted stock held by these directors as of December 31, 2007.

(4)
Reflects the dollar amounts recognized for financial statement reporting purposes for the year ended December 31, 2007, in accordance with FAS 123R of stock options granted under the Company’s Omnibus Incentive Plan. The assumptions used in the calculation of these amounts are included in Note 20 of the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2008.  The option grants for which expense is shown in the table include grants in 2007 for director fees in lieu of cash to Messrs. Bolger, Hallene, and Holmstrom and Ms. May for 5,800, 9,029, 8,634 and 2,433 shares, which option awards vested immediately upon grant.  As of December 31, 2007, total shares underlying stock options held by the directors were as follows: Mr. Bolger – 8,936 shares; Mr. Gries – 2,550 shares; Mr. Hallene – 25,661 shares; Mr. Henry – 13,142 shares; Mr. Holmstrom – 25,111 shares; and Ms. May – 6,221 shares.

CERTAIN TRANSACTIONS

Related Party Transactions Policy

Our Code of Ethics and Conduct, which is applicable to all of our directors, officers and employees, contains a specific policy concerning the review, approval and monitoring of transactions directly or indirectly involving “related parties” (directors, executive officers, beneficial owners of more than 5% of the outstanding shares of our Common Stock and any immediate family members of these persons) and the Company.  The policy covers any transaction or series of similar transactions where the amount involved is expected to exceed $10,000 in any calendar year, excluding transactions of the type which would not require disclosure in our proxy statement under SEC rules (without regard to the amount involved) as well as any loan to a related party made in compliance with our policy on loans to affiliates or any deposit or other customer relationship in the ordinary course of our business that is at arms-length and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons.

Under the policy, related party transactions must be approved or ratified by the Nominating and Corporate Governance Committee of our Board of Directors.  The policy provides that the Nominating and Corporate Governance Committee should consider the following factors, among any others it deems appropriate, in making a decision whether to approve or ratify a transaction: (1) the extent of the related party’s interest in the transaction, (2) if applicable, the availability of other sources of comparable products or services, (3) whether the terms of the transaction are no less favorable than terms generally available in unaffiliated transactions under like circumstances, (4) the fairness and expected benefits of the transaction to the Company, (5) the aggregate value of the transaction and (6) in the case of a transaction involving a director of the Company, whether the transaction would impair the independence of the director.

A director may not participate in any discussion or approval by the Nominating and Corporate Governance Committee of any related party transaction with respect to which he or she is a related party, but must provide to the Nominating and Corporate Governance Committee all material information reasonably requested concerning the transaction.  If a related party transaction will be ongoing, the Nominating and Corporate Governance Committee may establish guidelines for our management to follow in its ongoing dealings with the related party.  Thereafter, the Nominating and Corporate Governance Committee, on at least an annual basis, must review and assess ongoing relationships with the related party to see that they are in compliance with any such guidelines and that the related party transaction remains appropriate.

A copy of our Code of Conduct and ethics and is available on our website, www.mbfinancial.com, by clicking “Investor Relations” and then “Corporate Governance.”

Transactions

Our directors and executive officers and their affiliates were customers of and have had transactions with the Bank.  Additional transactions may be expected to take place in the future.  All outstanding loans, commitments to loans, transactions in repurchase agreements and certificates of deposit and depository relationships were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.

Loans outstanding to our executive officers and directors, including companies in which they have management or ownership control, at December 31, 2007, were approximately $761,000.

The largest relationship to a single director or executive officer at December 31, 2007 totaled $630,311.  The longest maturity date on a loan to a director or executive officer was 28 years.  Interest rates on director or executive officer loans ranged from 5.00% to 5.875% for fixed rate loans and Prime less 55 basis points on adjustable rate loans.  These terms are consistent with the terms offered to other customers with similar risk characteristics.

In addition to the lending relationships described above, as part of its ordinary course lease banking activities, LaSalle Systems Leasing, Inc., a subsidiary of the Bank, has entered into various equipment lease transactions with Altria Corporate Services, Inc. (“Altria Corporate Services”) and Kraft Foods, Inc. (“Kraft”), each a subsidiary of Altria Group, Inc., and with Combined Insurance Company (“Combined Insurance”), a subsidiary of Aon Corporation.  Company Director Karen J. May is an executive officer of Kraft and Company Director David P. Bolger was an executive officer of Aon Corporation in 2007.  Neither Ms. May nor Mr. Bolger has had any direct or indirect involvement with these transactions and neither has received any direct or indirect compensation or other benefits from these transactions.  All transactions were on substantially the same terms as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of default or present other unfavorable features.  These transactions include both direct finance leases and operating leases.  The aggregate remaining rent payments owed at December 31, 2007 were approximately $640,000 for Altria Corporate Services and Kraft and approximately $49,000 for Combined Insurance.

James Field, the son of Company Vice President and President of Lease Banking for the Bank, Burton J. Field, is a member of the law firm of Field & Goldberg, LLC, which the Company utilizes for certain legal services.  Fees paid by the Company to this law firm during 2007 totaled $84,305.

Company Director Robert S. Engelman, Jr., who served as Chairman of the Board of Directors of Old MB Financial prior to the MB-MidCity Merger and as President and Chief Executive Officer of Old MB Financial (then known as Avondale Financial Corp.) from January 1993 until February 1999, receives a fixed annual lifetime retirement benefit of $225,000 pursuant to his supplemental executive retirement plan with the Bank.  Pursuant to his employment agreement entered into in October 1998, Mr. Engelman also receives lifetime health benefits for himself and his dependents, provided that Mr. Engelman reimburses the Company for the COBRA premium.  Mr. Engelman’s son, Robert Engelman, is the owner of Engelman Management Group, Inc. (“Engelman Management Group”), which has conducted various training sessions for employees of the Bank.  Fees paid to Engelman Management Group in 2007 totaled approximately $7,000.

Edward Henry, the son of Company Director Patrick Henry, was a director of Union Bank, N.A., a former subsidiary of the Company that was sold by the Company on November 28, 2007.  Fees paid to Edward Henry during 2007 for his service as a director of Union Bank, N.A. totaled $11,200.

Mitchell Feiger serves on the Board of Directors of Calamos Asset Management, Inc. (“Calamos”).  MB Financial Bank has entered into a loan agreement with Calamos Family Partners, Inc., an affiliate of Calamos.  The loan provides financing for the development of a two story office building in Naperville, IL.  All transactions were on substantially the same terms as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of default or present other unfavorable features.   The outstanding balance on the loan as of December 31, 2007 was $5.4 million.

PROPOSAL II.  APPROVAL OF THE PROPOSED AMENDMENT OF THE COMPANY’S CHARTER TO LOWER CERTAIN SUPERMAJORITY VOTE REQUIREMENTS

Overview

At the Meeting, we will propose that stockholders approve amendments to our charter to lower certain supermajority vote requirements.  Our charter currently requires the affirmative vote of the holders of at least 80% of the outstanding shares of our Common Stock for each of the following items:

•	the removal of a director for cause;
•	the amendment of our bylaws by stockholders;
•
certain business combinations with beneficial owners of more than 14.9% of the outstanding shares of our Common Stock, except where the transaction has been approved by a majority of our disinterested directors or certain fair price and procedure requirements have been met;

•
our purchase of any equity security of the Company held by a person beneficially owning 5% or more of the outstanding shares of our Common Stock, except where the price we have paid is not above market value or the transaction falls within other exceptions; and

•	the amendment of certain provisions of our charter.

Our Board of Directors has determined that it would be advisable to amend our charter to lower the vote requirement for each of these items to a simple majority of the outstanding shares of our Common Stock, excluding shares held by the interested stockholder in the case of the items described in the third and fourth bullet points.  In making this determination, the Board considered that, although supermajority voting requirements are designed to protect minority stockholder interests, many investors and others have begun to view supermajority vote provisions as conflicting with principles of good corporate governance because they can, either in appearance or in practice, be viewed as making it more difficult for stockholders to effect change and participate in decisions that are properly within the realm of stockholders under state law.  Each of these proposed amendments is summarized below.

Description of Proposed Amendments

Director Removal. Section D of Article 7 of our charter provides that, subject to the rights of the holders of any class or series of preferred stock or other stock then outstanding (none are currently outstanding), any director or the entire Board may be removed, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of our capital stock entitled to vote generally in the election of directors (currently limited to our Common Stock), voting together as a single class.  The proposed amendment would lower this 80% threshold to a simple majority of the outstanding shares.  As amended, Section D of Article 7 would continue to provide that directors may be removed only for cause.

Bylaw Amendments.  Article 8 of our charter provides that our bylaws may be amended by our Board of Directors or by the stockholders, upon the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of our capital stock entitled to vote generally in the election of directors (i.e., our Common Stock), voting together as a single class.   The proposed amendment would lower this 80% stockholder vote threshold to a simple majority of the outstanding shares.

Business Combinations with Greater than 14.9% Stockholders.  Article 9 of our charter provides that certain business combinations (such as mergers, share exchanges, significant asset sales and significant stock issuances) involving “interested stockholders” require, in addition to any vote required by law, the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of stock entitled to vote generally in the election of directors (i.e., our Common Stock), voting together as a single class, unless either (i) a majority of the disinterested directors have approved the business combination or (ii) certain fair price and procedure requirements are satisfied. An “interested stockholder” generally means a person is a greater than 14.9% stockholder of the Company or who is an affiliate of the Company and at any time within the past two years was a greater than 14.9% stockholder of the Company.

The proposed amendment would lower the 80% stockholder vote threshold of Article 9 to a simple majority of the outstanding shares of our Common Stock, excluding shares beneficially owned by the interested stockholder.

Repurchases from 5% or Greater Stockholders.  Article 11 of our charter generally prohibits us from acquiring any of our own equity securities from a beneficial owner of 5% or more of our voting stock (i.e., our Common Stock) unless: (i) the acquisition is approved by the holders of at least 80% of our voting stock not beneficially owned by the seller, voting together as a single class; (ii) the acquisition is made as part of a tender or exchange offer by us or by a subsidiary of ours to purchase securities of the same class on the same terms to all holders of such securities; (iii) the acquisition is pursuant to an open market purchase program approved by a majority of our board of directors, including a majority of the disinterested directors; or (iv) the acquisition is at or below the market price of our Common Stock and is approved by a majority of the board of directors, including a majority of the disinterested directors.

The proposed amendment would lower the 80% vote threshold of clause (i) to a simple majority of the outstanding shares of our Common Stock not beneficially owned by the seller.

Amendment of Certain Charter Provisions. Our charter generally may be amended upon approval by our Board of Directors and the holders of a majority of the outstanding shares of our Common Stock.  Pursuant to Article 14 of our charter, however, the amendment of certain provisions of the charter requires the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class (i.e., our Common Stock).  These include provisions relating to: voting limitations on 14.9% or greater stockholders; a prohibition on stockholder action by written consent; the call of special stockholders’ meetings; the number, classification, election and removal of directors; business combinations with greater than 14.9% stockholders; repurchases from 5% or greater stockholders; indemnification of directors and officers; limitation on liability of directors and officers; and amendments to our charter and bylaws.

The proposed amendment would eliminate the 80% supermajority vote requirement for the noted charter provisions and instead require the approval of the holders of a simple majority of the outstanding shares of our Common Stock to amend these provisions.

Text of Proposed Amendments

The text of each of the proposed amendments is set forth in Appendix A to this proxy statement.  The above description of the proposed amendments is qualified in its entirety by reference to the text of the proposed amendments.

Vote Required

The affirmative vote of the holders of at least 80% of the outstanding shares of our Common Stock is required to approve this proposal.

Restated Charter

A vote in favor of this proposal will also be deemed to constitute approval of the filing with the Maryland State Department of Assessments and Taxation of a complete amended and restated charter reflecting the proposed amendments.

          The Board of Directors recommends that stockholders vote FOR approval of the proposed amendment of the Company’s charter.

PROPOSAL III.  RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed McGladrey & Pullen LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008.   Although stockholder ratification of the appointment of McGladrey & Pullen, LLP is not required by our bylaws or otherwise, our Board of Directors is submitting this appointment to stockholders for their ratification at the Meeting as a matter of good corporate practice.  If the stockholders do not ratify the appointment of McGladrey & Pullen LLP, the selection of the independent registered public accounting firm will be reconsidered by the Audit Committee.  Even if the appointment of McGladrey & Pullen LLP is ratified by the stockholders at the Meeting, the Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year.

The Board of Directors recommends that stockholders vote FOR ratification of the appointment of McGladrey & Pullen LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008.

McGladrey & Pullen, LLP served as our independent registered public accounting firm for the year ended December 31, 2007.  Representatives of McGladrey & Pullen, LLP have been invited to be present at the Meeting, and we expect that they will attend.  If present, these representatives will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

Set forth below is information regarding fees for the various services provided to the Company by McGladrey & Pullen, LLP during 2007 and 2006.

Audit Fees

2007.  McGladrey & Pullen, LLP billed us $484,750 for professional services rendered by it for the audit of our consolidated annual financial statements and review of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for the audit of our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, for the audit of the annual financial statements of Vision Investment Services, Inc., a subsidiary of the Company, for the reviews of the interim financial statements included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, and for reviews of a Form S-8 registration statement and certain  Forms 8-K.

2006.  McGladrey & Pullen, LLP billed us $522,851 for professional services rendered by it for the audit of our consolidated annual financial statements and review of our Annual Report on Form 10-K and 10-K/A for the fiscal year ended December 31, 2006, for the audit of our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, for the audit of the annual financial statements of Vision Investment Services, Inc., a subsidiary of the Company, for the reviews of the interim financial statements included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006, and for reviews of our Forms 8-K, 8-K/A, S-8, and S-4 related to our acquisition of First Oak Brook.

Audit-Related Fees

2007.  McGladrey & Pullen, LLP billed us $35,000 for professional services rendered by it for the December 31, 2006 audit of our 401(k) profit sharing plan.

2006.  McGladrey & Pullen, LLP billed us $31,294 for professional services rendered by it for the December 31, 2005 audit of our 401(k) profit sharing plan.

Tax Fees

2007.  McGladrey & Pullen, LLP did not perform any professional services for us that would be considered in the tax fee category during the fiscal year ended December 31, 2007.

2006.  McGladrey & Pullen, LLP billed us $1,026 for various tax consulting matters during the fiscal year ended December 31, 2006.

All Other Fees

2007.  McGladrey & Pullen, LLP did not perform any professional services for us that would be considered in the all other fee category during the fiscal year ended December 31, 2007.

2006.  McGladrey & Pullen, LLP did not perform any professional services for us that would be considered in the all other fee category during the fiscal year ended December 31, 2006.

Pre-Approval Policy

The Compliance and Audit Committee has a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.  The policy provides for the general pre-approval of specific types of audit, audit-related, tax and other services, gives detailed guidance regarding the specific services that are eligible for general pre-approval and provides the specific cost limits for each such service.  The policy also provides that specific pre-approval of services to be provided by the independent registered public accounting firm will be required if such services have not been generally pre-approved by the Compliance and Audit Committee or if such services exceed specific pre-approved cost limits.  Under the policy, the term of any general pre-approval of services is 12 months from the date of general pre-approval, unless the Compliance and Audit Committee specifically provides for a different period.

In addition, the policy provides that the Compliance and Audit Committee may delegate pre-approval authority to one or more of its members.  Any member or members of the Compliance and Audit Committee to whom such authority is delegated must report any pre-approval decisions to the Compliance and Audit Committee at its next scheduled meeting.  The policy prohibits the Compliance and Audit Committee from delegating its responsibilities to pre-approve services to be performed by the independent registered public accounting firm  to the Company’s management.

None of the services provided by the independent registered public accounting firm described above in the fiscal year ended December 31, 2007 were approved by the Compliance and Audit Committee pursuant to a waiver of the pre-approval requirements of the SEC’s rules and regulations.  One invoice during 2006 (for approximately $40,000) was approved by the Audit Committee through a waiver of the pre-approval policy.

REPORT OF THE COMPLIANCE AND AUDIT COMMITTEE

Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, the system of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations.  The Company’s independent registered public accounting firm is  responsible for auditing the Company’s consolidated financial statements and expressing an opinion as to the financial statements’ conformity with accounting principles generally accepted in the United States of America and annually attesting to management’s assessment of the effectiveness of the Company’s internal control over financial reporting.  It is the Compliance and Audit Committee's responsibility to monitor and oversee these processes and procedures.

The Compliance and Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2007 with management and with McGladrey & Pullen, LLP, the Company’s independent registered public accounting firm for 2007.  The Compliance and Audit Committee also has discussed with McGladrey & Pullen, LLP the matters required to be discussed by Statement of Auditing Standards No. 61, Communications with Audit Committees, as currently in effect.  Finally, the Compliance and Audit Committee has received the written disclosures and the letter from McGladrey & Pullen, LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and discussed with McGladrey & Pullen, LLP their independence.  Based upon the review and discussions described in this report, the Compliance and Audit Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

Submitted by the Compliance and Audit Committee of the Company’s Board of Directors:

Patrick Henry, Chairman
David P. Bolger
Charles J. Gries
Richard J. Holmstrom

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who beneficially own more than 10% of the outstanding shares of our Common Stock to file reports of ownership and changes of beneficial ownership with the Securities and Exchange Commission and to furnish us with copies of the reports they file.  Based solely on a review of the reports we received, or written representations from certain reporting persons, we believe that with respect to 2007 all reports were timely filed except for the inadvertent failure to timely report three transactions by each of Director Charles J. Gries and Officers Rosemarie Bouman and Susan Peterson.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in the our proxy materials for the next annual meeting of stockholders, any stockholder proposal for that meeting must be received by the Company’s Secretary at MB Financial Center, 6111 North River Road, Rosemont, Illinois  60018 by November 19, 2008.  Any such proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and as with any stockholder proposal (regardless of whether included in the Company's proxy materials), our charter and bylaws and Maryland law.

Our bylaws contain additional notification requirements for stockholder proposals, regardless of whether they are submitted for inclusion in our proxy materials.  In order to be considered for presentation at the next annual meeting, written notice of a stockholder proposal containing the information specified in Article I, Section 6 of our bylaws must be received by the Company's Secretary not earlier than the close of business on December 24, 2008 and not later than the close of business on January 23, 2009.  If, however, the date of the next annual meeting is before April 3, 2009 or after June 22, 2009, the notice of the stockholder proposal must instead be received by the Company’s Secretary not earlier than the close of business on the 120th day prior to the date of the next annual meeting and not later than the close of business on the later of the 90th day before the date of the next annual meeting or the tenth day following the first to occur of the day on which notice of the date of the next annual meeting is mailed or the day on which public announcement of the date of the next annual meeting is first made by the Company.

FORM 10-K

This Proxy Statement is accompanied by a copy of our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission (excluding exhibits).  To request a copy of the 10-K with exhibits, or to obtain a copy of our 2007 Summary Annual Report, call or write to: Doria L. Koros, Secretary, MB Financial, Inc., 6111 N. River Road, Rosemont, Illinois 60018; tel. (847) 653-1992.  Alternatively, copies of these documents may be obtained from our website, www.mbfinancial.com, by clicking “Investor Relations.”

OTHER MATTERS

The cost of solicitation of proxies will be borne by the Company.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of our Common Stock. In addition to solicitation by mail, directors, officers and employees of the Company and the Bank may solicit proxies personally or by telephone without additional compensation.

By Order of the Board of Directors

Mitchell Feiger
President and Chief Executive Officer

Chicago, Illinois
March 19, 2008

APPENDIX A

Set forth below is the text of the proposed amendments to the charter of MB Financial, Inc. (the “Company”) discussed in Proposal II (deletions shown by strikethrough; additions shown by underline):

1.  Section D of Article 7 of the Company’s Charter would be amended to read in its entirety as follows:

“D. Removal. Subject to the rights of the holders of any class or series of Preferred Stock or Other Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of ~~at least 80%~~a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of Article 5 hereof) voting together as a single class.”

2.  Article 8 of the Company’s Charter would be amended to read in its entirety as follows:

“ARTICLE 8. By-laws. The Board of Directors is expressly empowered to adopt, amend or repeal the By-laws of the Corporation. Except as otherwise provided in the By-laws of the Corporation, any adoption, amendment or repeal of the By-laws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the By-laws of the Corporation. In addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Charter, the affirmative vote of the holders of ~~at least 80%~~a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of Article 5 hereof), voting together as a single class, shall be required for the adoption, amendment or repeal of any provisions of the By-laws of the Corporation by the stockholders.”

3.   Section A of Article 9 of the Company’s Charter would be amended to read in its entirety as follows:

“A. ~~Super-majority~~ Voting Requirement; Business Combination Defined. In addition to any affirmative vote required by law or by the Charter, and except as otherwise expressly provided in this Section:

1. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

2. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder, or any Affiliate of any Interested Stockholder, of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereafter defined) equaling or exceeding 25% or more of the combined assets of the Corporation and its Subsidiaries; or

3. the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value equaling or exceeding 25% of the combined assets of the Corporation and its Subsidiaries except pursuant to an employee benefit plan of the Corporation or any Subsidiary thereof; or

4. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or

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5. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

shall require the affirmative vote of the holders of ~~at least 80%~~a majority of the voting power of the then-outstanding shares of stock of the Corporation entitled to vote in the election of directors (the “Voting Stock”) that is not beneficially owned (as defined in Section C of this Article 9) by the Interested Stockholder in question (after giving effect to the provisions of Article 5 hereof), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by any other provisions of the Charter (including those applicable to any class or series of capital stock) or in any agreement with any national securities exchange or quotation system or otherwise.

The term “Business Combination” as used in this Article 9 shall mean any transaction which is referred to in any one or more of paragraphs 1 through 5 of Section A of this Article 9.”

In addition, the heading in Section B of Article 9 of the Company’s Charter would be changed from “B. Exception to Super-majority Voting Requirement” to “B. Exception to Voting Requirement.”

4.  Section A of Article 11 of the Company’s Charter would be amended to read in its entirety as follows:

“A. ~~Super-majority~~ Voting Requirement. Except as set forth in Section B of this Article 11, in addition to any affirmative vote of stockholders required by law or the Charter, any direct or indirect purchase or other acquisition by the Corporation of any Equity Security (as hereinafter defined) of any class from any Interested Person (as hereinafter defined) shall require the affirmative vote of the holders of ~~at least 80%~~a majority of the Voting Stock of the Corporation that is not beneficially owned (for purposes of this Article 11 beneficial ownership shall be determined in accordance with Section F.2(b) of Article 5 hereof) by such Interested Person (after giving effect to the provisions of Article 5 hereof), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by any other provisions of the Charter (including those applicable to any class of securities or capital stock) or in any agreement with any national securities exchange or quotation system, or otherwise. Certain defined terms used in this Article 11 are as set forth in Section C below.”

5.  Article 14 of the Company’s Charter would be amended to read in its entirety as follows:

“ARTICLE 14.  Amendment of the Charter. The Corporation reserves the right to amend or repeal any provision contained in the Charter in the manner prescribed by the MGCL, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any of the Corporation’s outstanding stock by classification, reclassification or otherwise, and all rights conferred upon stockholders are granted subject to this reservation; provided, however~~, that, notwithstanding any other provision of the Charter or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by the Charter, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of Article 5), voting together as a single class, shall be required to amend or repeal this Article 14, Section F of Article 5, Article 7, Article 8, Article 9, Article 11, Article 12 or Article 13;~~ provided, further, that as provided in Article 5, the Board of Directors, with the approval of a majority of the entire Board of Directors and without action by the stockholders, may amend the Charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.”

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PROXY        PROXY
MB FINANCIAL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS—APRIL 23, 2008

The undersigned hereby appoints David P. Bolger, Thomas H. Harvey and Ronald D. Santo, and each of them, with full power of substitution, acting by a majority of those present and voting, or if only one is present and voting then that one, to act as attorneys and proxies for the undersigned to vote all shares of common stock of MB Financial, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the “Meeting”), to be held on Wednesday, April 23, 2008 at MB Financial Center, located at 6111 North River Road, Rosemont, Illinois, at 8:30 a.m., local time, and at any and all adjournments or postponements thereof, with all the powers the undersigned would possess if present.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE, FOR THE APPROVAL OF THE PROPOSED AMENDMENT OF THE COMPANY’S CHARTER AND FOR THE RATIFICATION OF THE APPOINTMENT OF MCGLADREY & PULLEN, LLP.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued and to be signed on reverse side.)

MB FINANCIAL, INC.
PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY.

1.The election of the following nominees as directors of the Company, each for a three-year term; Patrick Henry, Richard J. Holmstrom and Karen J. May.  (INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE NOMINEES BUT NOT ALL NOMINEES, WRITE THE NAME(S) OF THE NOMINEE(S) WITH RESPECT TO WHOM YOU WISH TO WITHHOLD AUTHORITY TO VOTE IN THE SPACE PROVIDED AND MARK THE OVAL “FOR ALL EXCEPT”)

For All          Withhold All                 For All Except

         ☐           ☐           ☐

______________________________________________
(Nominee Exception)

2.The approval of a proposed amendment of the Company’s charter to lower certain supermajority vote requirements.

For                Against                          Abstain

☐     ☐    ☐

3.The ratification of the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008.

For                Against                          Abstain

☐   ☐       ☐

The Board of Directors recommends a vote “FOR” the election of all of the nominees named herein, “FOR” the approval of the proposed amendment of the Company’s charter to lower certain supermajority vote requirements and “FOR” the ratification of the appointment of McGladrey & Pullen, LLP.

The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of notice of the Meeting, a Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

In their discretion, the proxies are authorized to vote on any other business that may come before the Meeting or any adjournment or postponement thereof.

Dated: _____________________________________________, 2008

________________________________________________________
Signature of Stockholder

________________________________________________________
Signature if held jointly

Please sign exactly as your name(s) appear(s) on this card.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, each holder should sign.

FOLD AND DETACH HERE

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.